SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant    ☒
Filed by a party other than the Registrant    ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a—6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive additional materials
☐	Soliciting material under Rule 14a-12

Cambrex Corporation
(Name of Registrant as Specified in Its Charter)
________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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CAMBREX CORPORATION

March 25, 2011

Dear Stockholder,

You are cordially invited to attend the Annual Meeting of Stockholders of Cambrex Corporation. This year’s meeting will be held on April 28, 2011, at 1:00 P.M. at the Metropolitan Center, One Meadowlands Plaza, East Rutherford, New Jersey 07073. Your Board of Directors and management look forward to greeting personally those stockholders who are able to attend.

At this year’s meeting, you will be asked (1) to elect nine directors; (2) to hold an advisory vote on the compensation of executives as disclosed in the Proxy Statement (“Say on Pay Vote”); (3) to hold an advisory vote on the proposal regarding the frequency of the Say on Pay Vote; (4) to consider and act upon the approval of a Long-Term Incentive Plan; and (5) to ratify the selection of BDO USA, LLP (“BDO”) as the Company’s independent registered public accountants for the fiscal year ending December 31, 2011.

Your vote is important. Whether you plan to attend the meeting or not, please complete the enclosed proxy card and return it as promptly as possible. The enclosed proxy card contains instructions regarding voting. If you attend the meeting, you may continue to have your shares voted as instructed in the proxy, or you may withdraw your proxy at the meeting and vote your shares in person.

Sincerely,
/s/John R. Miller
John R. Miller
Non-Executive Chairman

CAMBREX CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 28, 2011

Notice Is Hereby Given that the 2011 Annual Meeting of Stockholders of Cambrex Corporation (“Company”) will be held at the Metropolitan Center, One Meadowlands Plaza, East Rutherford, New Jersey 07073 on April 28, 2011, at 1:00 P.M. for the following purposes:

1.	To elect nine (9) directors to hold office until the 2012 Annual Meeting of Stockholders and until their successors shall be elected and qualified;

2.	To hold an advisory vote on the compensation of executives as disclosed in the Proxy Statement (“Say on Pay Vote”);

3.	To hold an advisory vote on a proposal regarding the frequency of the Say on Pay Vote;

4.	To consider and act upon the approval of a Long-Term Incentive Plan;

5.	To consider and act upon the ratification of the appointment of BDO as independent registered public accountants for the fiscal year ending December 31, 2011; and

6.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record of Common Stock of the Company at the close of business on March 15, 2011, will be entitled to vote at the meeting. The list of such stockholders will be available for inspection by stockholders during the ten days prior to the meeting in accordance with Section 219 of the Delaware General Corporation Law at One Meadowlands Plaza, East Rutherford, New Jersey 07073 and will also be available at the Annual Meeting. Stockholders may make arrangements for such inspection by contacting F. Michael Zachara, Vice President, General Counsel & Secretary, Cambrex Corporation, One Meadowlands Plaza, East Rutherford, New Jersey 07073.

By order of the Board of Directors,

/s/ F. Michael Zachara
F. Michael Zachara,
Secretary
March 25, 2011

THE VOTE OF EACH STOCKHOLDER IS IMPORTANT.
PLEASE DATE AND SIGN THE ACCOMPANYING PROXY CARD AND PROMPTLY
RETURN IT IN THE POSTAGE PAID ENVELOPE PROVIDED.

CAMBREX CORPORATION

2011 ANNUAL MEETING OF
STOCKHOLDERS
PROXY STATEMENT

PROXY SOLICITATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (“Board”) of Cambrex Corporation (“Cambrex” or the “Company”) for use at the 2011 Annual Meeting of Stockholders to be held on April 28, 2011, and at any adjournment of the meeting. The address of the Company’s principal executive office is One Meadowlands Plaza, East Rutherford, New Jersey 07073. This Proxy Statement and the form of proxy are being mailed to stockholders commencing on or about March 25, 2011.

The costs of soliciting proxies will be borne by the Company. Brokerage houses, banks, custodians, nominees and fiduciaries are being requested to forward the proxy material to beneficial owners, and their reasonable expenses therefore will be reimbursed by the Company. Solicitation will be made by mail and also may be made personally, by telephone or electronic mail by the Company’s officers, directors and employees without special compensation for such activities. In addition, the Company has engaged Alliance Advisors, L.L.C. to provide corporate governance advice and to assist in the solicitation of proxies for a fee of not more than $10,000 plus reimbursement of out-of-pocket expenses.

VOTING OF PROXY AND REVOCABILITY

Shareholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, you are considered the stockholder of record with respect to those shares, and this Proxy Statement was sent directly to you by the Company. As a record stockholder, there are two ways to vote: (1) in person at the Annual Meeting, where you can present your proxy card or the Company will give you a ballot, or (2) by mail, by filling out the proxy card and sending it back in the envelope provided. Properly executed proxies received by the Company will be voted in accordance with the instructions indicated thereon, and if no instructions are indicated, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement (and as proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting).

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker dealer, or other similar organization, then you are the beneficial owner of shares held in “street name”, and this Proxy Statement was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. As a beneficial stockholder, there are four ways to vote: (1) in person at the Annual Meeting, by obtaining a legal proxy from the organization that holds your shares (please contact that organization for instructions regarding obtaining a legal proxy), (2) via the Internet, by visiting www.proxyvote.com and entering the control number found on the proxy card, (3) by telephone, by calling the toll free number found on the vote instruction form, and (4) by mail, by filling out the vote instruction form and sending it back in the envelope provided. Properly executed proxies received by the Company will be voted in accordance with the instructions indicated thereon. However, if as a beneficial owner, you do not provide the organization that holds your shares with specific voting instructions, under applicable New York Stock Exchange rules, that organization may generally vote on “routine” matters but cannot vote on “non-routine” matters. If that organization does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares may inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares, which is generally referred to as a “broker non-vote”. At this Annual Meeting, only the ratification of the appointment of BDO as the Company’s independent registered public accountants for the fiscal year ending December 31, 2011, is a matter considered routine, which means that a broker or other nominee may generally vote on this matter and no broker non-votes are expected to exist in connection with this routine matter. Otherwise, the proposals regarding the election of directors, the advisory Say on Pay Vote, the advisory vote on the frequency on the Say on Pay Vote, and the Long-Term Incentive Plan are non-routine matters, which means that a broker or other nominee cannot vote without your instructions, and therefore there may be broker non-votes on these proposals.

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting by giving another proxy bearing a later date or by notifying the Company in writing of such revocation or by a vote in person at the Annual Meeting. If you are a beneficial owner you may vote again on a later date via the Internet, by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), by signing and returning a new proxy card or vote instruction form with a later date, or by attending the Annual Meeting and voting in person. The execution of a proxy will not affect a stockholder’s right to attend the Annual Meeting and vote in person, but attendance at the Annual Meeting will not, by itself, revoke a proxy.

The Company knows of no reason why any of the nominees named herein would be unable to serve for the terms indicated. In the event, however, that any such nominee should, prior to the election, become unable to serve as a director, unless the Board decides to decrease the size of the Board, the proxy will be voted for such substitute nominee as the Board of Directors shall propose.

The Board knows of no matters to be presented at the meeting other than those set forth in the foregoing Notice of Annual Meeting. The Proxy Card conveys discretionary authority to vote on any other matter not presently known by management that may properly come before the Annual Meeting. If other matters properly come before the meeting, the persons named in the accompanying form of proxy intend to vote the shares subject to such proxies in accordance with their best judgment.

RECORD DATE, QUORUM AND VOTING RIGHTS

The Company has only one class of voting securities, which is the Common Stock, par value $0.10 (“Common Stock”). Only holders of Common Stock of the Company of record at the close of business on March 15, 2011, will be entitled to vote at the meeting. On such record date there were outstanding and entitled to vote 29,419,055 shares of Common Stock and each such share is entitled to one vote.

The holders of a majority of the shares entitled to vote at the Annual Meeting, present in person or by proxy, shall constitute a quorum. Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present.

Please see each proposal for a detailed description of the votes required as well as the treatment of abstentions and broker non-votes, as applicable.

PRINCIPAL STOCKHOLDERS

The following sets forth information with respect to the only persons of which the Company is aware as of February 15, 2011, who may be deemed to beneficially own more than 5% of the outstanding Common Stock of the Company:

Name and Address	Number of Shares Beneficially Owned(1)	Percent of Class(2)

Royce & Associates, LLC 745 Fifth Avenue New York, NY 10151	2,224,909(3)	7.6%

BlackRock, Inc. 40 East 52nd Street New York, NY 10022	2,209,133(4)	7.5%

Heartland Advisors, Inc. 789 North Water Street Milwaukee, WI 53202	2,000,000(5)	6.8%

Snyder Capital Management, L.P. Snyder Capital Management, Inc. One Market Plaza Steuart Tower, Suite 1200 San Francisco, CA 94105	1,940,485(6)	6.6%

Neuberger Berman Inc. Neuberger Berman, LLC 605 Third Avenue New York, NY 10158	1,901,876(7)	6.5%

Ameriprise Financial, Inc. Columbia Management Investment Advisors LLC 145 Ameriprise Financial Center Minneapolis, MN 55474	1,849,106(8)	6.3%

Wentworth, Hauser & Violich, Inc. 301 Battery Street, Suite 400 San Francisco, CA 94111-3203	1,685,529(9)	5.7%

(1)
Unless otherwise indicated, (a) share ownership is based upon information furnished to the Company as of February 15, 2011, by the beneficial owner, and (b) each beneficial owner has sole voting and investment power with respect to the shares shown.

(2)
For the purpose of this table, the percent of issued and outstanding shares of Common Stock of the Company held by each beneficial owner has been calculated on the basis of 29,477,530 shares of Common Stock issued and outstanding (excluding treasury shares) on February 15, 2011.

(3)
Based on information as of December 31, 2010, obtained from a Schedule 13G filed with the SEC on January 12, 2011, by Royce & Associates, LLC (“Royce”). The foregoing information has been included solely in reliance upon and without independent investigation of the disclosures contained in Royce’s Schedule 13G.

(4)
Based on information as of December 31, 2010, obtained from a Schedule 13G filed with the SEC on February 3, 2011, by BlackRock, Inc. (“BlackRock”). The foregoing information has been included solely in reliance upon and without independent investigation of the disclosures contained in BlackRock’s Schedule 13G.

(5)
Based on information as of December 31, 2010, obtained from a Schedule 13G filed with the SEC on February 10, 2011, by Heartland Advisors, Inc. (“Heartland”). The foregoing information has been included solely in reliance upon and without independent investigation of the disclosures contained in Heartland’s Schedule 13G.

(6)
Based on information as of December 31, 2010, obtained from a Schedule 13G filed with the SEC on February 14, 2011, by Snyder Capital Management, L.P. (“SCMLP”) and Snyder Capital Management, Inc. (“SCMI”). The foregoing information has been included solely in reliance upon, and without independent investigation of the disclosures contained in SCMLP’s and SCMI’s Schedule 13G.

(7)
Based on information as of December 31, 2010, obtained from a Schedule 13G filed with the SEC on February 14, 2011, by Neuberger Berman Group LLC and Neuberger Berman, LLC (“Neuberger”). The foregoing information has been included solely in reliance upon and without independent investigation of the disclosures contained in Neuberger’s Schedule 13G.

(8)
Based on information as of December 31, 2010, obtained from a Schedule 13G filed with the SEC on February 11, 2011, by Ameriprise Financial, Inc. (“Ameriprise”). Ameriprise as the parent company of Columbia Management Investment Advisers, LLC (“CMIA”), may be deemed to beneficially own the shares reported therein by CMIA. Accordingly, the shares reported therein by Ameriprise include those shares separately reported therein by CMIA. The foregoing information has been included solely in reliance upon and without independent investigation of the disclosures contained in Ameriprise’s Schedule 13G.

(9)
Based on information as of December 31, 2010, obtained from a Schedule 13G filed with the SEC on February 14, 2011, by Wentworth, Hauer & Violich, Inc. (“Wentworth”). The foregoing information has been included solely in reliance upon and without independent investigation of the disclosures contained in Wentworth’s Schedule 13G.

COMMON STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

The following table gives information concerning the beneficial ownership of the Company’s Common Stock on February 15, 2011, by (i) each nominee for election as a director, (ii) each of the “Named Executive Officers” set forth in the Summary Compensation Table (below) and (iii) all directors and executive officers of the Company as a group.

Beneficial Owners	Shares Beneficially Owned(1)		Percent of Class(2)
David R. Bethune	17,482	(3)	*
Rosina B. Dixon, M.D.	36,238	(4)	*
Kathryn Rudie Harrigan	41,170	(5)	*
Leon J. Hendrix, Jr.	97,025	(6)	*
Ilan Kaufthal	113,090	(7)	*
Steven M. Klosk	265,024	(8)	*
William B. Korb	85,821	(9)	*
John R. Miller	29,755	(10)	*
Peter Tombros	55,552	(11)	*
Aldo Magnini	74,815	(12)	*
Paolo Russolo	123,609	(13)	*
Gregory P. Sargen	102,693	(14)	*
F. Michael Zachara	28,750	(15)	*
All Directors and Executive Officers as a Group (13 Persons)	1,071,024	(16)	3.63%
* Beneficial Ownership is less than 1% of the Common Stock outstanding

(1)
Except as otherwise noted, reported share ownership is as of February 15, 2011. Unless otherwise stated, each person has sole voting and investment power with respect to the shares of Common Stock he or she beneficially owns.

(2)
For the purpose of this table, the percent of issued and outstanding shares of Common Stock of the Company held by each beneficial owner has been calculated on the basis of (i) 29,477,530 shares of Common Stock issued and outstanding (excluding treasury shares) on February 15, 2011, and (ii) all shares of Common Stock subject to stock options which are held by such beneficial owner and are exercisable within 60 days of February 15, 2011.

(3)	The number of shares reported includes 6,000 shares issuable upon exercise of options granted under the Company’s 1998 and 2004 stock option Plans
(4)	The number of shares reported includes 10,000 shares issuable upon exercise of options granted under the Company’s 1994, 1996, 1998, 2001 and 2004 stock option Plans.
(5)	The number of shares reported includes 8,000 shares issuable upon exercise of options granted under the Company’s 1994, 1996, 1998 and 2001 stock option Plans.
(6)
The number of shares reported includes 12,000 shares issuable upon exercise of options granted under the Company’s 1994, 1996, 1998, 2001 and 2004 stock option Plans and 66,043 share equivalents held at February 15, 2011, in the Company’s Directors’ Deferred Compensation Plan.

(7)	The number of shares reported includes 12,000 shares issuable upon exercise of options granted under the Company’s 1994, 1996, 1998, 2001 and 2004 stock option Plans.
(8)
The number of shares reported includes 93,500 shares issuable upon exercise of options granted under the Company’s Stock Option Plans, 29,876 restricted stock units and 49,121 share equivalents held at February 15, 2011, in the Company’s Deferred Compensation Plan.

(9)
The number of shares reported includes 12,000 shares issuable upon exercise of options granted under the Company’s 1994, 1996, 1998, 2001 and 2004 stock option Plans, 1,000 shares held by a family member for which beneficial ownership of such shares is disclaimed, and 61,339 share equivalents held at February 15, 2011, in the Company’s Directors’ Deferred Compensation Plan.

(10)	The number of shares reported includes 12,000 shares issuable upon exercise of options granted under the Company’s 1996, 1998, 2001 and 2004 stock option Plans.

(11)
The number of shares reported includes 12,000 shares issuable upon exercise of options granted under the Company’s 1996, 1998, 2001 and 2004 stock option Plans, and 31,070 share equivalents held at February 15, 2011, in the Company’s Directors’ Deferred Compensation Plan.

(12)	The number of shares reported includes 27,000 shares issuable upon exercise of options granted under the Company’s Stock Option Plans and 16,199 restricted stock units.
(13)	The number of shares reported includes 48,625 shares issuable upon exercise of options granted under the Company’s Stock Option Plans and 19,589 restricted stock units.
(14)	The number of shares reported includes 58,875 shares issuable upon exercise of options granted under the Company’s Stock Option Plans and 22,684 restricted stock units.
(15)	The number of shares reported includes 18,750 shares issuable upon exercise of options granted under the Company’s Stock Option Plans.
(16)
The number of shares reported includes 330,750 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days, 88,348 restricted stock units, 158,452 share equivalents held at February 15, 2011, in the Director’s Deferred Compensation Plan and 49,121 share equivalents held at February 15, 2011, in the Company’s Deferred Compensation Plan. Shares held by immediate family members are not included and beneficial ownership of such shares is disclaimed.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Directors elected at this Annual Meeting shall hold office until the first annual meeting of stockholders following their election and until a successor shall have been elected and qualified or until the director’s prior death, resignation or removal. That being the case, at this Annual Meeting nine (9) directors will be elected to hold office until the 2012 Annual Meeting and until their successors shall be elected and qualified. Each of the nominees has consented to serve as a director if elected. To be elected, each nominee for director requires a majority of the votes cast.

For purposes of electing directors, a “majority of the votes cast” means that the number of votes cast “for” a director exceeds the number of votes cast “against” that director. The Governance Committee has established procedures under which any director who is not elected (because the number of votes cast against such director’s candidacy exceed the number of votes cast in favor of that candidacy) shall tender his or her resignation to the Board. In such case, the Governance Committee will make a recommendation to the Board on whether to accept or reject the offer to resign, or whether other action should be taken. The Board will act on the Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results.

An uncontested election of directors is no longer considered a “routine” item under the New York Stock Exchange rules. As a result, brokers holding shares beneficially owned by their clients will no longer have the ability to cast votes with respect to the election of directors unless they have received instructions from the beneficial owner of the shares. It is therefore important that you provide instructions to your broker if your shares are held by a broker so that your vote with respect to directors is counted. Abstentions and broker non-votes will not be counted in connection with the election of directors. The following sets forth with respect to the nine persons who have been nominated by the Board for election at this Annual Meeting certain information concerning their positions with the Company and principal outside occupations and other directorships held. Except as otherwise disclosed herein, none of the corporations or organizations listed below is a parent, subsidiary or other affiliate of the Company.

The Board recommends a vote FOR the election of the nine (9) Nominees named below.

Nominees for Election to Serve as Directors Serving
until the 2012 Annual Meeting

The Company’s Corporate Governance Guidelines establish criteria for membership on the Board. Under these criteria, the Governance Committee seeks to identify a diverse group of candidates for the Board. These candidates should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of the stockholders. While neither the Board nor the Governance Committee has a formal policy regarding diversity in evaluating candidates, the Committee seeks to select nominees with a broad diversity of experience, profession, skills, geographic representations and backgrounds. The skills and backgrounds of the nominees should include, among other things, experience in making decisions, a track record of competent judgment, the ability to function rationally and objectively and experience in different businesses and professions. The Committee does not assign specific weight to particular criteria and not all criteria apply to every candidate. The Board believes that as a group the Board consists of a sufficiently diverse group in terms of experience, knowledge and abilities to allow the Board to fulfill its responsibilities to the stockholders and the Company. Based on the experiences, attributes and skills of each of the Board’s nominees set forth below, which exemplify the sought-after characteristics described above, the Board has concluded that each nominee possesses the appropriate qualifications to serve as a director of the Company.

David R. Bethune (age 70). Director since 2005. Member of the Audit and Governance Committees of the Board. Retired Chairman and Chief Executive Officer of Zila, Inc., a specialty pharmaceutical company focused on the prevention and treatment of oral cancer, where he had been a director from 2005 to 2009 and Chief Executive Officer from April 2008 to October 2009. He was appointed chairman of the board on May 21, 2007. Mr. Bethune is also retired Chairman and Chief Executive Officer of Atrix Laboratories, a drug delivery and product development company and was a director of that company for ten years. Prior to Atrix Laboratories, he was President and Chief Operating Officer of IVAX Corporation, a pharmaceutical company. Before joining IVAX, he began a start-up pharmaceutical company venture formed by Mayo Medical Ventures, a business unit of Mayo Clinics of Rochester. He previously served as group Vice President and a member of the Executive Committee of American Cyanamid Company where he had executive authority for human biologicals, consumer health products, pharmaceuticals and ophthalmics as well as global medical research. He was also President of the Lederle Laboratories Division of American Cyanamid Company and President of GD Searle’s North American operations in the 1980’s. He currently serves as a Board Member of the Female Health Company.

As the former Chief Executive Officer of Zila, Inc. and Atrix Laboratories and former Chief Operating Officer of Ivax Corp., Mr. Bethune brings to the Board considerable management and operational experience as well as extensive knowledge in the development of pharmaceutical formulations, API’s as well as generic pharmaceutical production and marketing. In addition, Mr. Bethune gained a vast understanding of the role of the Board of Directors during his tenure on the Boards of Zila, Inc. and Atrix Laboratories.

Rosina B. Dixon, M.D. (age 68). Director since 1995. Chairperson of the Compensation Committee and Member of the Regulatory Affairs Committee of the Board. Dr. Dixon has been Senior Director, Global Pharmacovigilance and Epidemiology at Sanofi-Aventis, Bridgewater, NJ since September 2006. From May 1986 to September 2006 she was a consultant to the pharmaceutical industry. Dr. Dixon previously served as Vice President and Secretary of Medical Market Specialties Incorporated, as well as a member of its Board of Directors. She was also previously Medical Director, Schering Laboratories, Schering-Plough Corporation. Prior to that, Dr. Dixon was Executive Director Biodevelopment, Pharmaceuticals Division, CIBA-GEIGY Corporation. Dr. Dixon has been a member of the Board of Directors of Church & Dwight Co., Inc. since 1979.

As Senior Director, Global Pharmacovigilance and Epidemiology at Sanofi-Aventis, Dr. Dixon has a unique perspective to offer the Company on a variety of issues relating to worldwide utilization, development, and production of APIs. Dr. Dixon has also gained a wealth of knowledge regarding drug compounds and the pharmaceuticals business during her years as a consultant in the industry and while employed by Schering-Plough Corporation and CIBA-GEIGY. With over 30 years of service on the Board of Directors of Church & Dwight Co., Inc., Dr. Dixon has valuable experience with the issues facing a Board of Directors.

Kathryn Rudie Harrigan (age 60). Director since 1994. Member of the Audit and Regulatory Affairs Committees of the Board. In 1993, Dr. Harrigan became the first Henry R. Kravis Professor of Business Leadership at Columbia University Business School. Dr. Harrigan was previously Professor, Management Division of the Columbia University Business School and Academic Director of the Jerome A. Chazen Institute for International Business at Columbia University. Dr. Harrigan is a founding member of the Strategic Management Society. She has taught in several executive development programs for Columbia Business School, for Management Centre Europe (London and Brussels), Frost & Sullivan (London and Frankfurt), and Business Week Executive Programs (Amsterdam and several U.S. cities). She has taught in the Executive MBA Programs of Seoul National University, Ben Gurion University, St. Gallen University (Switzerland), and the Indian Institute of Planning and Management (India). In 1989, Dr. Harrigan was elected a Fellow of the Academy of Management and has served on its Board of Governors as well as the Advisory Board of Ronin Development Corporation. She has written for and has served on the Board of Editors of various journals including the Strategic Management Journal, Academy of Management Review (Consulting Editor), Academy of Management Journal, Columbia Journal of World Business, Academy of Management Executive, Journal of Business Strategy, and Journal of Engineering and Technology Management.

Dr. Harrigan’s significant academic experiences include educating graduate level students in international and domestic business at top tier business schools and teaching executive development programs in several U.S. cities, the UK, Germany, Switzerland, and India, and earned her the distinction of being named the first Henry R. Kravis Professor of Business Leadership at Columbia University Business School. The depth and breadth of Dr. Harrigan’s exposure to complex business issues worldwide makes her a skilled advisor.

Leon J. Hendrix, Jr. (age 69). Director since 1995. Chairman of the Governance Committee and Member of the Compensation Committee of the Board. Mr. Hendrix retired as Chairman of Remington Arms Co. in May 2007. He was Chairman of Remington Arms Co. from December 1997 and from December 1997 until April 1999 he was also Chief Executive Officer. From 1993 to 2000, Mr. Hendrix was a Principal of Clayton, Dubilier & Rice, Inc., a private investment firm. Prior thereto, Mr. Hendrix was with Reliance Electric Company, a manufacturer and seller of industrial and telecommunications equipment and services. Since 1973, he held a series of executive level positions with Reliance Electric Company, most recently as Chief Operating Officer and was a member of the Board of Directors since 1992. Mr. Hendrix was a member of the Board of Directors of Keithley Instruments, Inc. from 1990 to 2010 and NACCO Industries from 1995 to 2006. He is a Member and Past Chairman of the Clemson University Board of Trustees.

Having been the Chief Executive Officer of Remington Arms Co. and holding a series of executive level positions including Chief Operating Officer at Reliance Electric Company, Mr. Hendrix has extensive business experience. In addition, Mr. Hendrix’s position as a Principal of Clayton, Dubilier & Rice, Inc. has provided him significant experience in dealing with financial matters and his positions on the Boards of Reliance, Keithley Instruments, Inc., NACCO Industries and the Clemson University Board of Trustees have provided him valuable insight into the role of the Board of Directors.

Ilan Kaufthal (age 63). Director since formation of the Company in 1983. Member of the Audit and Compensation Committees of the Board. Mr. Kaufthal is currently Senior Advisor at Irving Place Capital, a private equity firm. He was Vice Chairman of Investment Banking at Bear, Stearns & Co. Inc. until June 2008. Prior to joining Bear, Stearns & Co. Inc., Mr. Kaufthal was with Schroder & Co. Incorporated as Vice Chairman and head of mergers and acquisitions for thirteen years. Prior thereto, he was with NL Industries, Inc., a firm in the chemicals and petroleum services businesses, as its Senior Vice President and Chief Financial Officer.

With his extensive background in the investment banking community coupled with his business experience as the Chief Financial Officer of NL Industries, Mr. Kaufthal brings a unique perspective to the Board. Mr. Kaufthal’s extensive investment banking experience makes him an invaluable advisor particularly in the context of merger and acquisition activities.

Steven M. Klosk (age 54). Director since 2008. In May 2008 Mr. Klosk was appointed President and Chief Executive Officer of Cambrex and became a member of the Board. He was appointed Executive Vice President and Chief Operating Officer of Cambrex in February 2007 and assumed the responsibility of the Pharma business as Executive Vice President and Chief Operating Officer–Biopharma & Pharma in August 2006. He assumed direct responsibility for the leadership of the Biopharmaceutical Business Unit as Chief Operating Officer in January 2005. Mr. Klosk joined Cambrex in October 1992 as Vice President-Administration. He was appointed Executive Vice President-Administration in October 1996 and was promoted to the position of Executive Vice President, and Chief Operating Officer for the Cambrex Pharma and BioPharmaceutical Business Unit in October 2003. From 1988 until he joined Cambrex, Mr. Klosk was Vice President, Administration and Corporate Secretary for The Genlyte Group, Inc. From 1985 to 1988, he was Vice President, Administration for Lightolier, Inc., a subsidiary of The Genlyte Group, Inc. Mr. Klosk currently serves on the Board of Directors of NPS, a privately held packaging company, and the Foundation Board for St. Joseph’s Hospital in Paterson, New Jersey.

Having served in a variety of increasingly senior positions, including President and Chief Executive Officer at the Company, Executive Vice President-Administration and Chief Operating Officer, Mr. Klosk has a unique perspective on the day-to-day operations and strategic development of Cambrex. In these positions, Mr. Klosk has been responsible for both the operations of the Company and the overall human resources decisions giving him insight into the talent management process as well as the business and operational functions of the organization.

William B. Korb (age 70). Director since 1999. Member of the Audit and Chairman of the Regulatory Affairs Committees of the Board. Mr. Korb was Director, President and Chief Executive Officer since 1987 of Marconi Commerce Systems, Inc., formerly Gilbarco Inc., prior to his retirement on March 1, 2001. Prior to joining Gilbarco, the world’s leading gasoline pump and dispenser manufacturing company, he was an Operating Vice President of Reliance Electric Company, a position he held from 1979 to 1987. Mr. Korb served on the Board of Premier Farnell plc from February 2003 to June 2010.

Mr. Korb has extensive business experience including seven and half years as a Director of Premier Farnell plc, over a year as Director, President and Chief Executive Officer of Marconi Commerce Systems, Inc., fourteen years as Director, President and Chief Executive Officer of Gilbarco and twenty-five years in management positions with increasing responsibility at Reliance Electric Company. This experience provides him with a strong background in dealing with financial and operational issues at large corporations.

John R. Miller (age 73). Director since 1998. Non-Executive Chairman of the Board and Member of the Compensation and Governance Committees. Mr. Miller also serves as Non-Executive Chairman of the Board of Graphic Packaging Holding Company, a global paperboard and packaging company. Mr. Miller was a Director of Eaton Corporation, a global diversified industrial manufacturer, and BlackLight Power, Inc., a research company devoted to developing a new energy source through hydrogen chemistry. In addition, he served as Non-Executive Chairman of SIRVA, Inc., a provider of moving and relocation services, from 2006 to 2008 and as Chairman, President and CEO of Petroleum Partners, Inc., a provider of outsourcing services to the petroleum industry from 1999 until 2003. He is also a past Director and Chairman of the Federal Reserve Bank of Cleveland and he served with The Standard Oil Company as a Director, President and Chief Operating Officer from 1980 until 1986.

With his many years of experience serving on the Boards of Directors of a number of public and private companies combined with his experience on the Board of the Federal Reserve Bank of Cleveland and as a senior officer at The Standard Oil Company, Mr. Miller is a seasoned executive with extensive leadership and Board-level background. In addition, Mr. Miller serves as the Non-Executive Chairman of Graphic Packaging Holding Company and has served as the Non-Executive Chairman of SIRVA, Inc. experience that positions him well to act as our Non-Executive Chairman.

Peter Tombros (age 68). Director since 2002. Chairman of the Audit Committee and Member of the Governance Committee of the Board. Mr. Tombros is Professor, Distinguished Executive in Residence, Eberly College of Science BS/MBA Program, Pennsylvania State University. He is former Chairman of the Board and Chief Executive Officer of VivoQuest, a private biopharmaceutical company from 2001 until 2005. He served as President and Chief Executive Officer from 1994 to 2001 of Enzon Pharmaceuticals. Before joining Enzon Pharmaceuticals, Mr. Tombros spent 25 years with Pfizer, Inc. as Vice President of Marketing, Vice President Corporate Strategic Planning, Senior Vice President and General Manager and as Executive Vice President of Pfizer Pharmaceuticals, Inc. Mr. Tombros is Director and Non-Executive Chairman of the Board of Directors of NPS Pharmaceuticals.

Mr. Tombros has broad operating and board experience in the pharmaceutical industry including big pharma, biotechnology, specialty pharma, generic pharma and clinical research organizations. Mr. Tombros has served on eight different public company boards. He has been both a member and chair of every type of board committee including audit, compensation, governance and special committees among others. He has also served as Non-Executive Chairman of three of those public company boards. This unique combination of executive operating experience, public board experience, and academic perspective make him a tremendous asset in assessing financial and strategic issues facing the company and providing valued advice to the Company, the Board and its committees.

Company Policies and Procedures related to Review, Approval and Ratification of Transactions with Related Persons

Pursuant to the Company’s Corporate Governance Guidelines, the Board expects Cambrex directors, officers and employees to act ethically at all times and to adhere to the Company’s Code of Business Conduct and Ethics, including the Company’s policies on Business Conduct and Ethics and Conflicts of Interest. A “conflict of interest” occurs when an individual’s personal interests interfere in any way (or even appear to interfere) with the interests of the Company. A conflict situation can arise when a director takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest also arise when a director, or a member of his or her family, receives improper personal benefits as a result of his or her position in the Company.

A potential conflict of interest with respect to a proposed transaction is required to be reported to the Company’s General Counsel, Chief Executive Officer and the Board’s Governance Committee. The Governance Committee will evaluate the circumstances surrounding the potential conflict of interest and recommend action to the full Board, which will consider any such recommendation. The Board is responsible for the ultimate determination as to whether the transaction giving rise to the potential conflict of interest can proceed.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of the Common Stock, to file reports of ownership and transactions in the Company’s securities with the Securities and Exchange Commission and the New York Stock Exchange. Such directors, executive officers and ten percent stockholders are also required to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms received by it, and on written representation from certain of the Company’s directors and executive officers that no other reports were required, the Company believes that all Section 16(a) filing requirements applicable to its directors, executive officers and ten percent stockholders were complied with during the 2010 fiscal year with the exception of one Section 16(a) filing for Steven M. Klosk, Gregory P. Sargen and Paolo Russolo. All required Section 16(a) filings for Messrs. Klosk, Sargen and Russolo have now been filed.

CORPORATE GOVERNANCE

The Board is responsible for directing the management of the business and affairs of the Company. The Board holds regular meetings five times each year and holds additional special meetings as necessary. During 2010 the Board held five meetings. Pursuant to Cambrex’s Corporate Governance Guidelines, directors are expected to attend board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. The Board recognizes that occasional meetings may need to be scheduled on short notice when the participation of a director is not possible and that conflicts may arise that may prevent a director from attending a regularly scheduled meeting. The Board expects, however, that each director will make every reasonable effort to keep absences to a minimum. Although participation by telephone conference or other communications equipment is allowed, personal attendance is encouraged. The majority of our incumbent directors attended 100% of the aggregate of the total number of Board meetings and committee meetings in 2010 with all of the directors attending in excess of 75% of our 2010 Board and Committee meetings. All nine directors attended the Company’s annual meeting of stockholders in April of 2010.

Our Board has affirmatively determined, after considering all of the relevant facts and circumstances, that all of the directors, other than Steven M. Klosk, are independent from our management under the standards set forth in the Company’s Independence Standards for Directors, which was adopted by the Board in January 2004 and is available on the Company’s website (www.cambrex.com). This means that none of the independent directors have any direct or indirect material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. As a result, the Company has a majority of independent directors on our Board as required by the listing standards of the New York Stock Exchange. The Board has also adopted the Code of Business Conduct and Ethics, which is applicable to all directors, officers and employees of the Company, including the Chief Executive Officer, the Chief Financial Officer and the principal accounting officer. This policy can also be found on the Company’s website (www.cambrex.com).

Non-management directors have regularly scheduled executive sessions in which they meet without the presence of members of management. These executive sessions occur before or after each regularly scheduled meeting of our Board and may also occur in conjunction with special meetings. John R. Miller leads these executive sessions as Non-Executive Chairman of the Board.

Board Leadership Structure

From formation of the Company in 1983 until 2008, the positions of Chairman of the Board and Chief Executive Officer were held by the same person. In 2008, the Board reassessed its structure upon a change in the Chief Executive Officer of the Company. Consequently, on May 14, 2008, the Board resolved to separate the role of Chairman and Chief Executive Officer in order to enhance independent Board leadership and overall corporate governance at the Company. Since July 1, 2008, John R. Miller has held the title of Non-Executive Chairman of the Board.

Risk Oversight

The role of the Board in managing risk at the Company is to have ultimate oversight for the risk management process. Management has day-to-day responsibility for the identification and control of risk facing the Company including timely identifying, monitoring, mitigating and managing those risks that could have a material impact on the Company. Further, management has the responsibility to report these risks as they arise to the Board and its committees and the Company’s auditors. The Board has delegated certain risk assessment responsibilities to the Audit Committee, the Compensation Committee, the Governance Committee and the Regulatory Affairs Committee. In particular, the Audit Committee focuses on financial risk, including internal controls covering the safeguarding of assets and the accuracy and completeness of financial reporting. The Compensation Committee sets compensation programs for management that take into consideration alignment of management compensation with building shareholder value while avoiding compensation policies that reward excessive risk taking. On October 27, 2010, the Audit Committee appointed F. Michael Zachara, the Company’s Vice President, General Counsel and Secretary as Chief Compliance Officer. In that capacity Mr. Zachara is responsible for implementing the Company’s compliance and ethics initiatives including providing the Audit Committee with quarterly and annual reviews of the effectiveness of the compliance and ethics program. The Governance Committee oversees the annual Board self-evaluation and director nomination process in order to ensure a diverse and well balanced Board and provides input to the Board related to the make-up of the Company’s senior management team. Finally, the Regulatory Affairs Committee manages risk related to regulatory compliance and provides oversight with regard to the Company’s compliance with regulatory requirements including Food and Drug and Drug Enforcement Agency requirements, environmental, safety and health requirements at all of its manufacturing facilities as well as regulatory public policy issues facing the Company. These Committees meet regularly and report their findings to the Board throughout the year. The Company also maintains insurance policies that would reimburse the Company for a wide range of potential losses that the Company could incur in due course. The Company regularly reviews the levels, terms and conditions of this coverage to ensure they are prudent given the nature and size of the Company operations. Management periodically reports to the Audit and Regulatory Affairs Committees regarding the review of the Company’s insurance coverage.

Shareholder Communications with our Board

The Company is committed to providing stockholders and other interested persons with an open line of communication for bringing issues of concern to the Company’s non-management directors. In January 2004, the Board approved the following process by which such communications may be made and for handling any such communications received by the Company:

Any stockholder or interested person may communicate with the Company’s non-management directors as a group by sending a communication to the Board, c/o Corporate Secretary, Cambrex Corporation, One Meadowlands Plaza, 15th Floor, East Rutherford, New Jersey 07073. All communications will be reviewed by the Company’s Corporate Secretary who will send such communications to the non-management directors unless the Corporate Secretary determines that the communication does not relate to the business or affairs of the Company or the function of the Board or its Committees, or relates to insignificant matters that do not warrant the non-management directors’ attention or is not otherwise appropriate for delivery to the non-management directors.

The non-management directors who receive such communication will have discretion to determine the handling of such communication, and if appropriate, respond to the person sending the communication, and disclosure, which shall be consistent with the Company’s policies and procedures and applicable law regarding the disclosure of information.

The Board has established four standing committees: the Regulatory Affairs Committee, the Governance Committee, the Audit Committee and the Compensation Committee. Each committee has a charter that has been adopted by such committee and approved by the Board. Printable versions of the charters of such Committees as well as the Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on our website (www.cambrex.com), under the “Governance” link of the “Investors” section. The Company will also provide any of the foregoing information in print without charge upon written request to the Corporate Secretary, Cambrex Corporation, One Meadowlands Plaza, 15th Floor, East Rutherford, New Jersey 07073.

REGULATORY AFFAIRS COMMITTEE
William B. Korb, Chairperson
Rosina B. Dixon, M.D.
Kathryn Rudie Harrigan

Regulatory Affairs Committee

The Regulatory Affairs Committee, comprised of three independent directors, oversees the Company’s compliance with various Food and Drug and Drug Enforcement Agency regulatory requirements and environmental, health and safety affairs. Each year the Regulatory Affairs Committee develops a calendar-year annual schedule for the coming year. The Chair reports the Regulatory Affairs Committee’s actions and recommendations to the full Board following each Regulatory Affairs Committee meeting. The Regulatory Affairs Committee held four meetings during 2010.

GOVERNANCE COMMITTEE
Leon J. Hendrix, Jr., Chairperson
David R. Bethune
John R. Miller
Peter G. Tombros

Governance Committee

The Governance Committee, comprised of four independent directors as defined by the rules and regulations of the Securities and Exchange Commission (“SEC”), the listing standards of the New York Stock Exchange and the Company’s Independence Standards for Directors, is responsible for, among other things, (i) reviewing the composition of the Board to assure that the proper skills and experience are represented on the Board, (ii) identifying candidates qualified to become Board members, and recommending to the Board the nominees to stand for election as directors to the Board at Annual Stockholder Meetings and candidates for newly created directorships and vacancies on the Board, (iii) overseeing the annual evaluation of the Board and management and (iv) developing and reviewing corporate governance principles and recommending changes as necessary. The Charter of the Governance Committee has been adopted by the Committee and approved by the Board. Each year the Governance Committee develops a calendar-year annual schedule for the coming year. The Chair reports the Governance Committee’s actions and recommendations to the full Board following each Governance Committee meeting. The Governance Committee held three meetings in 2010.

Consideration of Director Nominees

Director Qualifications

The Company’s Corporate Governance Guidelines set forth Board membership criteria. As described above, under these criteria, the Committee seeks to identify a diverse group of candidates for the Board who possess the highest personal and professional ethics, integrity and values and are committed to representing the long-term interests of the stockholders. The Committee conducts an annual review of the Corporate Governance Guidelines and a self-assessment of the Board. As part of such review, if necessary, the Committee has the discretion to recommend to the Board a modification to the Board membership criteria and make up.

Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serve on the Board for an extended period of time. Directors should not serve on more than four other boards of public companies in addition to the Cambrex Board. Current positions in excess of these limits may be maintained unless the Board determines that doing so would impair the director’s service on the Cambrex Board.

Identifying and Evaluating Nominees for Directors

The Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Governance Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, and the Governance Committee concludes that the vacancy should be filled, it will consider various candidates for the vacancy. Candidates may come to the attention of the Governance Committee through current Board members, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Governance Committee, and may be considered at any point during the year. The Governance Committee also considers properly submitted stockholder nominations for candidates for the Board. In addition to the standards and qualifications set out in the Company’s Corporate Governance Guidelines, the Governance Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee or other expertise and the evaluations of other prospective nominees. There are no differences in the manner in which the Governance Committee evaluates nominees for director based on whether or not the nominee is recommended by a stockholder.

Stockholder Nominees

The Governance Committee will consider nominees recommended by stockholders. Such recommendations for the 2012 Annual Meeting should be sent to the Corporate Secretary of the Company not later than January 21, 2012, and should include such information as specified in the Company’s By-Laws. Nominees recommended by stockholders receive the same consideration as any other proposed nominees.

AUDIT COMMITTEE
Peter G. Tombros, Chairperson
David R. Bethune
Kathryn R. Harrigan
William B. Korb
Ilan Kaufthal

Audit Committee

The Audit Committee consists of five independent directors. The Board has determined that each member of the Audit Committee (i) is independent within the meaning of the rules and regulations of the SEC, the NYSE listing standards and the Company’s Independence Standards for Directors; and (ii) satisfies the financial literacy requirements of the NYSE listing standards. Further, the Board has determined that at least one member of the Audit Committee satisfies the financial expertise requirements of the NYSE listing standards. The Board has also determined that Mr. Peter Tombros, Audit Committee Chairperson, is an Audit Committee Financial Expert, as that term is defined by current SEC rules.

The role of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee (i) the integrity of the Company’s financial reporting process; (ii) the Company’s systems of internal accounting and financial controls; (iii) the annual independent audit of the Company’s financial statements; (iv) the independent registered public accountant’s qualifications and independence; and (v) the Company’s compliance with legal and regulatory requirements. The Audit Committee’s role is one of oversight and it recognizes that the Company’s Management is responsible for preparing the Company’s financial statements and that the Company’s independent registered public accountants are responsible for auditing those financial statements.

Each year the Audit Committee develops a calendar-year annual schedule for the coming year. The Chair reports the Audit Committee’s actions and recommendations to the full Board following each Audit Committee meeting. The Audit Committee met four times in 2010. The Audit Committee met individually with Management, with BDO, the Company’s independent registered public accountants, and with the Company’s outsourced internal auditors, as appropriate.

The Audit Committee reviewed and had discussions with Company Management and BDO regarding the quarterly and annual financial statements, including a discussion of accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee also reviewed and had discussions with BDO regarding the matters required to be discussed by Statement of Auditing Standards No. 61. Further, the Audit Committee received the written disclosures and the letter from BDO required by Public Company Accounting Oversight Board Rule 3526 (Independence Discussions with Audit Committees) and has discussed such disclosures and letter with representatives of BDO regarding its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

COMPENSATION COMMITTEE
Rosina B. Dixon, M.D., Chairperson
Leon J. Hendrix, Jr.
Ilan Kaufthal
John R. Miller

Compensation Committee

The Compensation Committee, comprised of four independent directors, conducts reviews of the Company’s general and executive compensation policies and strategies and oversees and evaluates the Company’s overall compensation structure and programs. The Board has determined that each member of the Compensation Committee is (i) independent within the meaning of the rules and regulations of the SEC, the New York Stock Exchange (“NYSE”) listing standards and the Company’s Independence Standards for Directors; and (ii) is a “non-employee director” for purposes of Rule 16b-3 of the Securities Exchange Act of 1934 and satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (“IRC” or “Internal Revenue Code”). Each year the Compensation Committee develops a calendar-year annual schedule for the coming year. The Chair reports the Compensation Committee’s actions and recommendations to the full Board following each Compensation Committee meeting. The Compensation Committee held six meetings during 2010.

The Compensation Committee’s role is to work with executive management in developing a compensation philosophy. The Compensation Committee determines compensation for the President and Chief Executive Officer and reviews and approves compensation and bonus programs for all senior executives. Compensation recommendations for senior executives other than the President and Chief Executive Officer are initiated by the President and Chief Executive Officer for discussion and decision by the Committee. The Compensation Committee also oversees the Company’s general employee benefit programs, including the Company’s employee equity plans. The Compensation Committee also annually conducts a self-evaluation of its own performance for the prior year in order to encourage continuous improvement. For its self-evaluation the Compensation Committee referred to materials provided by the Governance Committee. The Compensation Committee conducts these reviews and the self-evaluation annually.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during 2010 were Rosina B. Dixon, David R. Bethune, Leon J. Hendrix, Jr., and John R. Miller, each of whom is a non-employee independent director. In April 2010, Mr. Bethune joined the Audit Committee and was replaced on the Compensation Committee by Ilan Kaufthal, who is also a non-employee independent director. No member of the Compensation Committee had any direct or indirect material interest in a transaction of Cambrex or a business relationship with Cambrex, in each case that would require disclosure under Item 407 of Regulation S-K or any other rules or regulations of the SEC.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

This Report is provided by the following independent and outside directors who comprise the Compensation Committee.

Rosina B. Dixon, M.D., Chairperson Leon J. Hendrix, Jr. Ilan Kaufthal John R. Miller

COMPENSATION DISCUSSION AND ANALYSIS

The following is a discussion of our executive compensation program and compensation decisions made for the fiscal year ended 2010. This discussion relates to the executive officers named in the Summary Compensation Table on page 19. We refer to these officers as the “Named Executive Officers.”

The following discussion includes statements regarding performance targets with respect to our executive compensation program. These targets and goals are disclosed in the limited context of Cambrex’s compensation programs and should not be interpreted to be statements of management’s expectations or estimates of results or other guidance. Cambrex specifically cautions investors not to apply these statements to other contexts.

Objectives of our Executive Compensation Program

The objectives of our executive compensation program are as follows:

•
Competitive Compensation Package. In order to attract, motivate and retain high-quality executives with the requisite skills and abilities to enable the Company to achieve superior results, we seek to provide a total compensation package that is competitive for the markets in which Cambrex participates.

•
Reward performance. We place a strong emphasis on accountability, and therefore, provide a compensation package that rewards executives for the Company’s achievement of its financial goals, as well as the executives’ contributions to the achievement of those goals.

•
Align the interests of our executives with those of our shareholders. A significant portion of our compensation program is in the form of long-term equity-based awards, which serve to align the interests of our executives with those of our shareholders by rewarding executives for increasing shareholder value.

Compensation Process

The Compensation Committee determines the compensation of our President and Chief Executive Officer, as well as the compensation of our other Named Executive Officers. Our President and Chief Executive Officer provides recommendations to the Compensation Committee on the compensation of the Named Executive Officers (other than for himself), and consults with the Compensation Committee regarding such recommendations. Also, particularly in relation to the determination of the key elements of our compensation program, our Chief Financial Officer and our human resources department assist the Chief Executive Officer in making recommendations to the Compensation Committee. Further, the human resources department assembles up-to-date internal compensation information for the Compensation Committee’s consideration. Also, as discussed in more detail below, the Compensation Committee’s independent compensation consultant periodically provides the Compensation Committee with market compensation data.

In determining or otherwise assessing recommendations for compensation, the Compensation Committee reviews the total compensation package, including salaries, target annual and long-term incentives, retirement benefits, severance arrangements and change of control arrangements, to ensure their appropriateness in light of the Company’s strategic goals, the executives’ contributions to the Company, benchmarking data, and economic and market conditions. In these regards, the Compensation Committee may increase or decrease awards and may alter the balance between the cash and equity portions of certain awards.

Compensation Consultants and Peer Group Comparison Data

For 2010, the Compensation Committee retained James F. Reda & Associates, LLC, an independent compensation consultant (the “Consultant”), to aid in compensation decisions regarding senior management, more particularly, to assist in the compiling and reviewing of benchmark data to ensure that our executive compensation program is competitive and consistent with market practice. The Consultant did not provide any other services to Cambrex during fiscal year 2010, and its services to the Compensation Committee have not raised any conflicts of interests between the Compensation Committee, the Company and management.

With input from the compensation consultant (as well as the President and Chief Executive Officer and Chief Financial Officer), the Compensation Committee determines the appropriate benchmarking targets each year. For 2010, the Compensation Committee concluded that it was appropriate to target total direct compensation (i.e., salary, annual incentives and long-term equity-based compensation) for the Named Executive Officers at the median level of compensation of similarly situated executives at a specified peer group of companies. The peer group, which did not change for 2010, consisted of the following 15 publicly traded life science companies that are similar in size, as determined by revenues, to Cambrex:

American Vanguard Corp.	Martek Biosciences Corp
AMRI	Nutraceutical Intl Corp.
Balchem Corp.	Par Pharmaceutical Companies, Inc.
Chattem Chemicals, Inc.	Prestige Brands Holdings
Dionex Corp.	QLT Inc.
Gen-Probe Inc.	Reliv International Inc.
Illumina Inc.	Techne Corp.
ViroPharma Inc.

Elements of Compensation

The following summarizes the various elements of the total compensation package of our executives, including the Named Executive Officers:

Base Salary

As a necessary tool to attract and retain highly qualified executives, the Compensation Committee reviews base salaries of our executive officers annually to ensure they are competitive and fairly compensate the executive officers for their roles with the Company. The Compensation Committee generally targets a base salary level for each executive officer at or near the median base salary of similarly situated executives of our peer group of companies, but also considers, on a subjective basis, the executive’s effectiveness in his role, the overall nature, level and complexity of his responsibilities, and his tenure in the role. The Compensation Committee also considers the recommendation of the Chief Executive Officer (other than for his own base salary).

No Named Executive Officers received base salary increases during 2010 due to general macro-economic conditions and to be consistent with the very limited wage increases granted throughout the Company.

Performance-Based Compensation

Annual performance-based compensation and long-term equity incentive awards comprise a significant portion of the compensation we pay to our executives. These compensation components are essential to our pay-for-performance philosophy, which seeks to vary compensation depending on (i) the level of achievement of the Company’s strategic and financial goals (as well as executive contributions towards the achievement of those goals), and (ii) the creation of shareholder value over the long-term.

Annual Incentive Awards

Each year the Committee, in consultation with the President and Chief Executive Officer and Chief Financial Officer, sets goals and objectives for the Company’s executives. At year-end the attainment of results, measured against the executives’ goals and objectives, is reviewed by the Compensation Committee subsequent to review and recommendation by the President and Chief Executive Officer.

The following table reflects the minimum, target and maximum levels for the various performance metrics used in calculating 2010 incentive awards for Messrs. Klosk, Sargen, Russolo and Magnini:

($ millions)

Performance Metric	Minimum	Target	Maximum	Weight

Revenue	$227.1	$231.8	$246.0	20%
EBITDA	$41.0	$44.0	$50.0	50%
Net Debt	$68.2	$63.2	$57.0	30%

Revenue growth targets exclude the impact of foreign exchange. The Revenue metrics in the above table reflect targets compared to prior year performance as adjusted to exclude the impact of foreign exchange. EBITDA is defined as operating profit from continuing operations plus depreciation and amortization and excludes restructuring and the impact of acquired or divested companies during the year and transaction costs. Net Debt is defined as debt less cash and cash equivalents and reflects the average of the net debt balance at the end of each calendar quarter within 2010.

The amount of the executives annual incentive compensation is based on a percentage of the executives’ base salary prorated for the weight accorded each metric. For performance below the minimum threshold, no incentive award would be paid. For Messrs. Klosk, Sargen, Russolo and Magnini, at the minimum threshold, before adjustment, 50% of base salary would be paid; at the target level, before adjustment, 60% of base salary would be paid; and if performance met or exceeded the maximum threshold, before adjustment, 200% of base salary would be paid. For performance between thresholds, the potential award percentage for each metric is interpolated. Payout amounts, before adjustment, for Mr. Zachara would be 20%, 40% and 80% of base salary for minimum, target and maximum levels of performance respectively. As mentioned above, the Compensation Committee retains the discretion to adjust the payout under the annual incentive plan based on its subjective assessment of the Company’s and/or the individual executive’s performance for the year. The Compensation Committee does not establish formal goals or objectives for the executives with regard to to individual performance. For 2010 the Compensation Committee did not make any discretionary adjustments to the annual incentive awards.

For 2010, revenue, EBITDA and net debt performance against goals yielded a pay-out of 52.7% of base salary for the following Named Executive Officers, in an amount as shown: Mr. Klosk - $237,354, Mr. Sargen - $180,218, Mr. Russolo - $181,955 and Mr. Magnini - $150,463. These goals yielded a payout for Mr. Zachara of 29.6% of base salary, in an amount of $60,702.

Long-Term Incentive Awards

Long-term incentive awards are an integral component of our compensation program, promoting executive retention, and creation of long-term shareholder value. The Compensation Committee uses the median of long-term incentive awards granted by the peer group as a reference point when evaluating long-term incentive awards as part of the Named Executive Officers’ overall compensation. While the peer group data for the executive’s position is the key factor in determining the amount of long-term incentive awards, the Compensation Committee also considers such subjective factors as the executive’s effectiveness in his role, the amounts of prior awards, the overall nature, level and complexity of his responsibilities, his tenure in the role, and to the extent that it is a limiting factor, the amount of equity incentives (i.e., stock options, restricted stock or performance share units) available to be granted under shareholder approved plans.

Except as provided below with respect to awards granted in 2010 in connection with the 2009 annual incentive plan, only Messrs. Klosk and Sargen received long-term equity incentive awards in 2010. These awards consisted of stock options and cash-settled performance share units under the terms of the Company’s 2009 Long-Term Incentive Plan. During 2010 the Consultant analyzed the total compensation of certain Named Executive Officers and concluded that Messrs. Klosk and Sargen were below the median in total compensation for the peer group and specifically that they were below the median in long-term incentive compensation. Based on this analysis and in order to further promote the creation of long-term shareholder value, the Committee chose to increase the long-term incentive portion of Messrs. Klosk’s and Sargen’s compensation. Consequently, a significant portion of the increase in total compensation for 2010 for Messrs. Klosk and Sargen reflected within the Summary Compensation Table consists of long-term equity compensation that links executive compensation to an increase in share value.

The Compensation Committee chose to grant (and historically has chosen to grant) stock options to provide executives with an incentive to drive long-term stock appreciation for the benefit of shareholders. The Company considers stock options to be performance based incentives because they provide value to the recipient only if the price of the Company’s common stock increases above the option exercise price, which is the fair market value of the stock on the date of the grant. The Compensation Committee chose to grant (and has historically chosen to grant) performance share units as a retention tool and to align the interests of the Named Executive Officers with our shareholders. Typically, our performance shares are based on three year performance measures and are not paid out until the third anniversary of the grant date .

In 2010, Messrs. Klosk and Sargen received grants of 150,000 stock options and 50,000 stock options, respectively, with an exercise price set at $4.38, the mean price between the daily high and low prices for the Common Stock of the Company’s publicly traded share price on April 21, 2010, the date of the grant. These awards vest in equal increments over a four-year period (i.e., 25% per year), subject to the executives’ continued employment as of the applicable vesting dates, but may sooner vest upon a change in control or termination of employment without cause.

The cash-settled performance share awards provide the executive the right to receive the cash value of a certain number of shares of the Company’s Common Stock in the future, which number depends on the level of achievement of specified revenue and EBITDA metrics, as compared to the relative performance of a peer group of companies, at the end of a specified performance period. In the past, the Compensation Committee has granted stock-settled performance units, but determined it was appropriate to grant cash-settled performance share units in 2010 because of share limitations. With respect to 2010 performance share units that Messrs. Klosk and Sargen were granted the opportunity to earn (as described below), the peer group against which Cambrex’s performance will be measured consists of those companies contained in GICS Code 352030, Life Sciences Tools and Services, as of April 1, 2010, with 2009 sales between ten percent (10%) and seven hundred and fifty percent (750%) of the Company’s 2009 sales. The Compensation Committee determined that this group of companies was appropriate for the performance share awards because it consists of small capitalization U.S. public life sciences companies like Cambrex.

Messrs. Klosk and Sargen received awards of up to 100,000 performance share units and 58,588 performance share units, respectively. For Mr. Klosk, the period for measuring performance for the performance share units is the two and one half year period beginning on April 1, 2010, and ending on September 30, 2012. With respect to revenue growth, Mr. Klosk will earn 12,500 share units if the Company performs at the 25th percentile of the peer companies over the two and one half year period, 25,000 share units if it performs at the median and 50,000 share units if it performs at the 75th percentile. With respect to EBITDA, he will earn 12,500 share units if the Company performs at the 25th percentile of the peer companies, 25,000 share units if it performs at the median and 50,000 share units if it performs at the 75th percentile. If the Company’s performance falls below the 25th percentile for revenue growth or EBITDA growth over the two and one half year period, Mr. Klosk will receive zero share units for the respective metric. The maximum award of 100,000 share units would be received in the event that the Company performed at or above the 75th percentile for both metrics over the two and one half year period. The performance share units shall vest the earlier of October 21, 2012, or a change in control or termination of employment with the Company without cause or due to death or disability.

For Mr. Sargen, the period for measuring performance for the performance shares is the three year period beginning April 1, 2010, and ending March 31, 2013. With respect to revenue growth, Mr. Sargen will earn 7,324 share units if the Company performs at the 25th percentile of the peer companies over the three year period, 14,647 share units if it performs at the median and 29,294 share units if it performs at the 75th percentile. With respect to EBITDA, he will earn 7,324 shares if the Company performs at the 25th percentile of the peer companies, 14,647 share units if it performs at the median and 29,294 share units if it performs at the 75th percentile. If the Company’s performance falls below the 25th percentile for revenue growth or EBITDA growth over the three year period, Mr. Sargen will receive zero share units for the respective metric. The maximum award of 58,588 share units would be received in the event that the Company performed at or above the 75th percentile for both metrics over the three year period. The performance share units shall vest the earlier of April 21, 2013, or a change in control or termination of employment with the Company without cause or due to death or disability.

Awards in Respect of the 2009 Annual Incentive Plan

In order to further align executive performance with the interests of shareholders and to incentivize executive retention, the Compensation Committee decided to pay 30% of the 2009 annual incentive awards for Messrs. Klosk, Sargen, Russolo and Magnini in the form of restricted stock awards granted in 2010, which vest ratably over a three year period.

Severance and Change of Control Agreements

Cambrex has entered into employment and change of control agreements with certain Named Executive Officers that are discussed in detail below, in the section entitled “Potential Payments Upon Termination or Change of Control.” Also detailed in that section are the potential payouts for each of the Named Executive Officers under a variety of potential termination scenarios covered by the agreements. Those potential payouts are part of the total compensation package for each executive reviewed by the Committee each year. Employment agreements for executives are used by the Company to establish key elements of the agreement between the Company and the executive, which differ from the Company’s standard plans and programs. The agreements also facilitate the creation of executive restrictive covenants, which would not otherwise be part of the employment relationship.

The Company did not enter into or amend any employment or change in control agreements with the Named Executive Officers in 2010.

Deferred Compensation Plan

The Company has established a Non-qualified Deferred Compensation Plan for Key Executives, including the Named Executive Officers (“Deferred Plan”). Under the Deferred Plan, officers and key employees may elect to defer all or any portion of their pre-tax annual bonus and/or annual base salary (other than the minimum required Social Security contributions plus $10,000). The Deferred Plan is not funded by the Company, but the Company has established a Deferred Compensation Trust Fund to protect the account balances in the case of a change of control of the Company. Mr. Klosk is the only Named Executive Officer who participates in the Deferred Plan, but he did not make any contributions in 2010.

Pension Plan and SERP

The Company maintains a non-contributory pension plan qualified under Section 401(a) of the Internal Revenue Code (“Qualified Plan”), which has been closed to new hires since January 1, 2003, and effective August 31, 2007, provides no future benefit accruals to participants. Additionally, the Company maintains a Supplemental Executive Retirement Plan (“SERP”), which was established in 1994 to provide certain eligible participants benefits based on compensation levels that were above the maximum levels that could be taken into account under the Qualified Plan. The SERP was also closed to new participants on January 1, 2003, and effective August 31, 2007, provides no future benefit accruals to participants.

Mr. Klosk is the only Named Executive Officer who participates in the Qualified Plan and SERP.

Savings Plan

The Savings Plan is a retirement savings plan qualified under Section 401(a) of the Internal Revenue Code, pursuant to which all of Cambrex’s U.S. based employees are able to contribute the lesser of up to 50% of their annual salary or the limit prescribed by the Internal Revenue Service to the Savings Plan on a before tax basis. The Company matches 100% of the first 3% of pay that is contributed to the Savings Plan and 50% of the next 3% of pay contributed. All employee contributions to the Savings Plan are fully vested on contribution; the Company match vests in 20% increments over a five year period of employment. Each of the Named Executive Officers based in the United States participates in the Savings Plan.

Tax Considerations

Tax considerations influence the Compensation Committee’s development of the Company’s compensation and benefit plans; in particular, Section 162(m) of the Internal Revenue Code, which limits to $1 million the amount of non-performance-based compensation that Cambrex may deduct in any calendar year for its Chief Executive Officer and Chief Financial Officer and the three highest paid Named Executive Officers other than the Chief Financial Officer. The Compensation Committee’s policy, in general, is to maximize the tax deductibility of compensation paid to executive officers under Section 162(m). To this end, the Company has submitted certain benefits plans for stockholder approval, and has granted stock options at fair market value, in order to satisfy the performance-based compensation exemption from the limitations of Section 162(m). The Compensation Committee recognizes, however, that in order to effectively support corporate goals, in some instances compensation may be delivered such that amounts may not qualify for deductibility. All compensation decisions for executive officers are made with full consideration of the Section 162(m) implications.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table shows for fiscal years 2010, 2009 and 2008 the compensation awarded, paid to, or earned by the Named Executive Officers.

Name and Principal Position	Year	Salary1 ($)	Bonus ($)	Stock Awards2 ($)	Option Awards3 ($)	Non-Equity Incentive Plan Compensation4 ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings5 ($)	All Other Compensation6 ($)	Total Compensation7

Steven M. Klosk	2010	$450,000	$0	$384,513	$367,335	$237,354	$59,835	$11,025	$1,510,062
President & Chief Executive Officer	2009	$450,000	$0	$0	$0	$386,190	$58,616	$11,025	$905,831
	2008	$431,634	$0	$438,528	$283,500	$0	$129,718	$5,818,681	$7,102,061

Gregory P. Sargen	2010	$341,676	$0	$253,977	$122,445	$180,218	$0	$11,025	$909,341
Vice President and Chief Financial Officer	2009	$341,676	$0	$0	$0	$293,226	$0	$25,115	$660,017
	2008	$306,946	$0	$147,976	$185,000	$0	$0	$20,080	$660,002

F. Michael Zachara	2010	$205,000	$0	$0	$0	$60,702	$0	$9,225	$274,927
Vice President, General Counsel & Corporate Secretary	2009	$203,167	$0	$0	$84,750	$82,000	$0	$9,143	$379,060

Paolo Russolo8	2010	$344,968	$0	$108,523	$0	$181,955	$0	$198,222	$833,668
President, Cambrex Profarmaco	2009	$362,284	$0	$0	$118,650	$253,599	$0	$265,402	$999,935
	2008	$382,538	$0	$188,789	$81,500	$0	$0	$177,665	$830,492

Aldo Magnini8	2010	$285,262	$0	$89,742	$0	$150,463	$0	$114,805	$640,272
Managing Director, Cambrex Profarmaco	2009	$299,581	$0	$0	$84,750	$209,707	$0	$139,948	$733,986
	2008	$316,330	$0	$145,222	$40,750	$0	$0	$27,980	$530,282

1
Salary. Cambrex’s fiscal year ends December 31. No base salary increases were awarded in fiscal year 2010. Mr. Zachara’s salary reflects full-year impact of increase awarded in 2009. Messrs. Russolo’s and Magnini’s salaries are paid in Euros.

2
Stock Awards. Amounts reflect the aggregate grant date fair value of the awards computed in accordance with FASB Topic 718. For 2010, amounts for Messrs. Klosk, Sargen, Russolo and Magnini include the restricted stock units granted in 2010 as part of the 2009 annual incentive award. The value of the 2009 restricted stock awards granted in 2010 for Messrs. Klosk, Sargen, Russolo and Magnini were $165,513, $125,669, $108,523, and $89,742 respectively. The 2010 amounts for Messrs. Klosk and Sargen also include the grant date fair value of cash-settled performance share awards which Messrs. Klosk and Sargen have the opportunity to earn. The value of Mr. Klosk’s performance share award reflected in this table is $219,000, which is the grant date value of 50,000 shares and is based on the Company achieving median performance for Sales and EBITDA growth as measured against a peer group. The same performance share award figures for Mr. Sargen are $128,308 and 29,294 shares respectively. See the Long-Term Incentive Awards section within the Compensation Discussion and Analysis section of this document for a further explanation of the performance share awards.

3
Option Awards. Amounts reflect the aggregate grant date fair value of the awards computed in accordance with FASB Topic 718. The award values are calculated based on the full number of options granted at the grant date Black Scholes fair value per share that the Company uses to calculate compensation expense. The assumptions for the valuation are set forth in Note 16 of the Company’s financial statements included in the Form 10-K filed with the SEC on February 11, 2011.

4	Non-Equity Incentive Plan Compensation. The 2010 amounts reflect the entire incentive plan awards paid in February 2011 for fiscal year 2010 performance.
5
Change in Pension Value and Non-Qualified Deferred Compensation Earnings. This column shows the aggregate change in the actuarial present value of Mr. Klosk’s accumulated benefits under all of our defined benefit pension plans (i.e., the Qualified Plan and the SERP). Mr. Klosk did not receive any above-market earnings on compensation deferred under the Key Employee Nonqualified Deferred Compensation Plan. For more information regarding accrued benefits under our pension plans, see the “Pension Benefits” table on page 22.

6
All Other Compensation . For 2010, the amounts shown include the following benefits provided to the named executive officers: For Mr. Klosk, includes savings plan match of $11,025. For Mr. Sargen, includes savings plan match of $11,025. For Mr. Zachara, includes savings plan match of $9,225. For Mr. Russolo, includes insurance premiums of €6,500 ($8,624), automobile allowance of €15,547 ($20,628), phone allowance of €3,968 ($5,265), dividends on restricted stock units of $91,756, and €54,228 ($71,950) paid pursuant to an employment arrangement assumed by the Company as part of its acquisition of Cambrex Profarmaco Milano S.r.l. For Mr. Magnini, includes insurance premiums of €6,575 ($8,724), automobile allowance of €15,011 ($19,917), phone allowance of €1,866 ($2,476), and dividends on restricted stock units of $83,689. A substantial portion of Mr. Klosk’s other compensation in 2008 was the result of change in control benefits triggered by a large 2007 divestiture.

7
Total Compensation. The $604,231 increase in 2010 compensation for Mr. Klosk compared to 2009 primarily consists of $219,000 of performance share awards and $165,000 in restricted stock issued as part of the 2009 incentive award (both reflected within Stock Awards) and $367,335 issued in the form of option awards. Consequently, $586,335 of the 2010 increase compared to 2009 consists of long-term equity based compensation.

8
Messrs. Magnini’s and Russolo’s base salaries were €215,000 and €260,000 respectively. Messrs. Magnini’s and Russolo’s non-equity incentive awards were €113,403 and €137,138 respectively. For purposes of computing Base Salary we used an average exchange rate (for calendar year 2010) of 1.3268 dollars per euro.

Grant of Plan-Based Awards Table

The following table contains information concerning each grant of an award made to each of the Named Executive Officers for 2010 under any plan.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards1			Estimated Future Payouts Under Equity Incentive Plan Awards2			All other Stock Awards: Number of Shares of Stock or Units (#)	All other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards3 ($/Sh)	Grant Date Closing Price of Shares Underlying Awards4 ($/Sh)	Grant Date Fair Value of Stock and Option Awards5 ($)
Name		Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Steven M. Klosk			$225,000	$270,000	$900,000
	RSU	02/01/10							29,876		$5.54	$5.47	$165,513
	Stock Options	04/21/10								150,000	$4.38	$4.36	$367,335
	PSA	04/21/10				25,000	50,000	100,000					$219,000
Gregory P. Sargen			$170,838	$205,006	$683,352
	RSU	02/01/10							22,684		$5.54	$5.47	$125,669
	Stock Options	04/21/10								50,000	$4.38	$4.36	$122,445
	PSA	04/21/10				14,647	29,294	58,588					$128,308
F. Michael Zachara			$41,000	$82,000	$164,000
Paolo Russolo			$172,484	$206,981	$689,936
	RSU	02/01/10							19,589		$5.54	$5.47	$108,523
Aldo Magnini			$142,631	$171,157	$570,524
	RSU	02/01/10							16,199		$5.54	$5.47	$89,742

1
Non-Equity Incentive Plan amounts reflect threshold, target and maximum award amounts established for fiscal year 2010. The actual amounts earned for 2010 performance and paid in February of 2011 are reported on the Summary Compensation Table. Information on the performance metrics applicable to these awards under our annual incentive plan is included in the Compensation Discussion and Analysis.

2
Equity Incentive Plan Awards reflects the cash-settled performance share awards (“PSA”) granted to Messrs. Klosk and Sargen on 4/21/10. Details of the performance criteria are included in the Compensation Discussion and Analysis.

3	Option exercise price is calculated as an average of the high and low trading price on the date that the option is awarded.
4
Represents grant date value of stock awards and closing price of shares underlying option grants. The company determines option exercise price using the average of the high and low trading price of the shares on the date the option is awarded.

5
Amounts reflect the aggregate grant date fair value of the awards computed in accordance with FASB Topic 718. The values reflected for Restricted Stock Awards are related to restricted stock units granted in 2010 as part of the 2009 annual incentive award. The value of Mr. Klosk’s performance share award reflected in this table is $219,000, which is the grant date fair value of 50,000 shares and is based on the Company achieving median performance for Sales and EBITDA growth as measured against a peer group. The same performance share award figures for Mr. Sargen are $128,308 and 29,294 shares respectively. See the Long-Term Incentive Awards section within the Compensation Discussion & Analysis section of this document for a further explanation of the performance share awards. Stock option awards values are calculated using the Black-Scholes value used to calculate compensation expense. The assumptions for the valuation are set forth in Note 16 of the Company’s financial statements included in the Form 10-K filed with the SEC on February 11, 2011.

Outstanding Equity Awards at Fiscal Year-End

The following table discloses information regarding stock options, stock that has not vested and equity incentive plan awards for each Named Executive Officer outstanding as of December 31, 2010.

	Option Awards					Stock Awards
		Number of Shares Underlying unexercised Options (#)				Number of Shares or Units of Stock that Have Not Vested3	Market Value of Shares or Units of Stock That Have Not Vested4	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units, or Other Rights That Have Not Vested5
Name	Grant Date	Exercisable	Unexercisable1	Option Exercise Price2	Option Expiration Date
Steven M. Klosk	07/27/06	8,500	-	$7.3900	7/27/2013
	07/26/07	10,000	-	$13.7500	7/26/2014
	05/14/08	74,999	75,001	$5.6050	5/14/2015			55,900	$289,003
	02/01/10					29,876	$154,459
	04/21/10	-	150,000	$4.3800	4/21/2017			50,000	$258,500
Gregory P. Sargen	07/27/06	2,500	-	$7.3900	7/27/2013
	07/26/07	6,375	2,125	$13.7500	7/26/2014
	01/24/08					5,212	$26,946
	04/23/08	50,000	50,000	$5.5100	4/23/2015
	02/01/10					22,684	$117,276
	04/21/10	-	50,000	$4.3800	4/21/2017			29,294	$151,450
F. Michael Zachara	05/19/08	5,000	5,000	$6.0200	5/19/2015
	10/27/08	7,500	7,500	$4.3950	10/27/2015
	10/28/09	6,250	18,750	$6.1600	10/28/2016
Paolo Russolo	07/27/06	8,500	-	$7.3900	7/27/2013
	07/26/07	6,375	2,125	$13.7500	7/26/2014
	01/24/08					6,649	$34,375
	10/27/08	25,000	25,000	$4.3950	10/27/2015
	10/28/09	8,750	26,250	$6.1600	10/28/2016
	02/01/10					19,589	$101,275
Aldo Magnini	07/27/06	3,750	-	$7.3900	7/27/2013
	07/26/07	4,500	1,500	$13.7500	7/26/2014
	01/24/08					5,115	$26,445
	10/27/08	12,500	12,500	$4.3950	10/27/2015
	10/28/09	6,250	18,750	$6.1600	10/28/2016
	02/01/10					16,199	$83,749

1	All stock options vest in four equal annual installments beginning on the first anniversary of the grant date (i.e. 25% per year).
2	The exercise price of option awards is calculated as an average of the high and low trading price of Cambrex stock on the date that the Compensation Committee approved the grant.
3
RSUs granted in January 2008, as part of the 2007 annual incentive award, became fully vested and unrestricted on 1/24/2011. RSUs granted in February 2010, as part of the 2009 annual incentive award, become fully vested and unrestricted on 02/01/2013. RSUs vest in three equal annual installments beginning on the first anniversary of the grant date.

4	The market price of unvested restricted stock units is calculated using the closing price of Cambrex stock on December 31, 2010.
5
Market value, and the number of shares in the preceding column, assumes achievement of the threshold performance criteria applicable to the performance share awards. The value is determined using the closing price of Cambrex stock on 12/31/10.  For the award granted on 05/14/08, Mr. Klosk can receive a maximum award of up to 86,000 shares dependent on the Company’s level of revenue and EBITDA growth over the three year period beginning July 1, 2008, as compared to an index of peer companies. If actual performance at the end of the three year term is at the target level, he will receive 43,000 shares and at the minimum, 21,500 shares. If performance is below the minimum threshold, no shares will be awarded. For the cash-settled performance share award granted on 04/21/10, Mr. Klosk can receive a maximum award of the cash value of up to 100,000 shares dependent on the Company’s level of revenue and EBITDA growth over a two and one half year period beginning April 1, 2010, as compared to an index of peer companies. If performance is at the median of the peer group, Mr. Klosk will receive the cash value of 50,000 shares. If performance is below the minimum threshold, there will be no award. For the cash-settled performance share award granted on 04/21/10, Mr. Sargen can receive a maximum award of the cash value of up to 58,588 shares dependent on the Company’s level of revenue and EBITDA growth over a three year period beginning April 1, 2010, as compared to an index of peer companies. If performance is at the median of the peer group, Mr. Sargen will receive the cash value of 29,294 shares. If performance is below the minimum threshold, there will be no award. Further information on Mr. Klosk’s and Mr. Sargen’s performance share award is included in the Compensation Discussion and Analysis.

Option Exercises and Stock Vested

The following table discloses each exercise of stock options and similar instruments, and each vesting of restricted stock units during fiscal year 2010 for each Named Executive Officer.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)1

Steven M. Klosk	-	$-	-	$-

Gregory P. Sargen	-	$-	9,711	$46,741

F. Michael Zachara	-	$-	-	$-

Paolo Russolo	-	$-	13,328	$98,088

Aldo Magnini	-	$-	10,102	$79,877

1	Based on vest date CBM closing stock price plus accrued dividend equivalents.

Pension Benefits

The following table shows the pension benefits of the Named Executive Officers.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits ($)1	Payments During Last Fiscal Year ($)2
Steven M. Klosk	The Cambrex Pension Plan	15	$234,574	$-
	Supplemental Executive Retirement Plan	15	$396,575	$55,566
Gregory P. Sargen3	The Cambrex Pension Plan	-	$-	$-
	Supplemental Executive Retirement Plan	-	$-	$-
F. Michael Zachara3	The Cambrex Pension Plan	-	$-	$-
	Supplemental Executive Retirement Plan	-	$-	$-
Paolo Russolo3	The Cambrex Pension Plan	-	$-	$-
	Supplemental Executive Retirement Plan	-	$-	$-
Aldo Magnini3	The Cambrex Pension Plan	-	$-	$-
	Supplemental Executive Retirement Plan	-	$-	$-

1
Accrued benefit payments for the qualified plan are in the form of a single life annuity as of age 65 (Normal Retirement). Assumptions used to calculate Present Value: 5.35% discount rate and RP 2000 static PPA mortality table as prescribed by IRS.

2	In accordance with the SERP plan amendment effective January 1, 2009, Mr. Klosk received the second of 10 equal annual installments for his non-qualified benefits in January 2010.
3	Messrs. Sargen, Zachara, Magnini, and Russolo do not participate in the Cambrex Pension Plan or the Supplemental Executive Retirement Plan.

Normal retirement age under the Qualified Plan is the later of age 65 or the fifth anniversary of the date on which a participant commences participation in the plan. The benefit is 1% of each year’s salary plus 0.6% of the amount above the Social Security wage base for each year. Early retirement is permitted at age 55 and 10 years of eligible service, the benefit being reduced by 6% for each year the retiree is below age 65. Similar amounts are calculated for each year of service and are aggregated to obtain the annual retirement benefit, subject to the limitations imposed by the Internal Revenue Code and related regulations (“Code”). For this purpose, Social Security covered compensation is the 35-year average of the Social Security wage base ending with the year in which the participant reaches age 65.

The benefit formula under the SERP is the same as under the Qualified Plan. In July 2008 the Committee amended the SERP effective January 1, 2009, to pay out accrued pension values immediately if the lump sum value was under $10,000 or, if the value was over $10,000, in 10 equal actuarially equivalent installments, beginning in January 2009.

Non-Qualified Deferred Compensation

The following table shows the Non-Qualified Deferred Compensation amounts earned by the Named Executive Officers during fiscal year 2010.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Steven M. Klosk	$-	$-	$(31,387)	$-	$833,891
Gregory P. Sargen	$-	$-	$-	$-	$-
F. Michael Zachara	$-	$-	$-	$-	$-
Paolo Russolo	$-	$-	$-	$-	$-
Aldo Magnini	$-	$-	$-	$-	$-

Under the Deferred Plan, officers and key employees may elect to defer all or any portion of their pre-tax annual bonus and/or annual base salary (other than the minimum required Social Security contributions plus $10,000). The deferred amount is invested within the investment options available under the Cambrex Savings Plan, at the election of the participant.

Potential Payments Upon Termination or Change of Control

Severance Arrangements

In the event that Mr. Zachara’s employment is involuntarily terminated for reasons other than poor performance or Cause, he will be entitled to receive a severance payment equal to his regular base salary for up to 12 months, or until he secures equivalent employment, whichever occurs sooner.

In the event that Mr. Sargen’s employment is terminated involuntarily other than for Cause, or if he should voluntarily terminate his employment for Good Reason, he will be entitled to receive severance payments equal to his monthly base salary plus continuation of medical benefits for a period of up to nine months or until he secures other comparable employment, whichever occurs sooner.

For the purposes of these agreements, Cause is defined as misconduct, fraud, gross negligence or insubordination. Good Reason is defined as (i) relocation of the principal place at which job duties are to be performed to a location more than thirty-five miles from the current headquarters in East Rutherford, New Jersey, or (ii) there is a substantial reduction in responsibilities, authorities or functions from those which were assigned on date of hire, or (iii) there is a substantial reduction in base salary or benefits which is not part of a general reduction of substantially all of the like officers’ compensation.

Change of Control Agreements

In February 2007, the Company entered into employment agreements with Messrs. Sargen and Russolo. These agreements were entered into in order to preserve management stability in the event of a threatened or actual change of control of the Company.

These agreements become effective upon a change of control of the Company (the “Effective Date”), which is defined as: (i) the acquisition by one person or a group of persons of 15% or more of the Company’s outstanding common stock or combined voting power; (ii) a change in a majority of the incumbent Board of Directors unless approved by the incumbent Board of Directors; (iii) a transaction which results in the stockholders of the Company immediately before the transaction not owning at least 50% of the Company’s common stock following the transaction; (iv) the sale of all or substantially all of the assets of the Company; or (v) any other event or series of events determined by the Board of Directors to constitute a change of control.

Following a change of control, the Company has agreed to employ the covered employees for a period of two years from the Effective Date (the “Employment Period”) in a commensurate position at a location not more the 35 miles from the location at the time of such change of control at a monthly base salary equivalent to the employee’s highest monthly base salary in the 12 months preceding such change of control and shall be eligible to receive an annual bonus on the same basis as any bonus paid in the fiscal year immediately preceding the change of control. During the employment period, the employee may be terminated for “cause”, which is defined as: (i) personal dishonesty or breach of fiduciary duty involving personal profit; (ii) the commission of a criminal act related to the performance of duties, or the disclosure of confidential information of the Company to a competitor; (iii) habitual intoxication by alcohol or drugs during working hours; or (iv) conviction of a felony.

During the Employment Period, the covered employees may terminate employment for “good reason”, which is defined as: (i) an office relocation of more than 35 miles; (ii) a substantial reduction in base salary, benefits or perquisites; (iii) a substantial reduction in responsibilities, authorities or functions; (iv) a substantial change in work conditions; or (v) failure to require a successor to assume the Company’s obligations under the agreement.

In addition, with respect to Mr. Sargen’s agreement, he may make a unilateral determination of termination for “good reason” with or without any change in employment conditions during the 30-day period immediately following the first anniversary of the Effective Date.

If a covered employee is terminated other than for death, disability or cause, or if a covered employee terminates for good reason, the Company shall pay to the employee a lump sum in cash of the following amounts:

(i) to the extent not theretofore paid, the Employee’s Highest Base Salary through termination date; and

(ii) the product of the highest Annual Bonus earned by the Employee during the two fiscal years immediately preceding the Date of Termination, and a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination and the denominator of which is three hundred sixty-five (365); and

(iii) the product of a fraction, the numerator of which is twenty-four minus the number of whole months worked following the first anniversary of the Effective Date and the denominator of which is twelve, multiplied by the employee’s highest annualized base salary; and

(iv) the product of a fraction, the numerator of which is twenty-four less the number of months worked following the first anniversary of the Effective Date and the denominator of which is twelve, multiplied by the highest annual bonus earned by the employee during the prior two years provided that the Annual Bonus shall be his Target Bonus until an Annual Bonus has actually been earned; and

(v) all previously deferred compensation plus any interest thereon and any accrued but unused vacation.

In addition, the Company shall continue all benefits to the covered employees for the balance of the Employment Period, and all outstanding equity awards shall vest and become exercisable upon termination of employment for good reason.

The change of control employment agreements also contain non-competition and non-disclosure of confidential information restrictions. Further, with respect to Mr. Sargen, the change of control employment agreement also provides for a gross up of any taxes due under section 4999 of the Internal Revenue Code. In the event that any lump sum cash payment is required to be deferred due to section 409A of the Internal Revenue Code, such payments will accrue interest at the rate of prime plus 1%.

Equity Incentive Awards

Equity-based incentive awards granted to our Named Executive Officers will vest upon a change in control. Additionally, as reflected in the tables below, equity awards may vest upon the executive’s termination of employment under specified circumstances.

Estimated Payments Upon Change of Control
On December 31, 2010

Gregory P. Sargen1

Payments & Benefits	Involuntary Termination Not for Cause	Voluntary Termination For Good Reason	Termination for Cause	Termination Upon Death	Termination Upon Disability	Retirement	Termination After Change of Control

Cash Severance	$273,750	$273,750	$-	$-	$-	$-	$1,567,793
Pro Rata Bonus	$-	$-	$-	$-	$-	$-	$418,896
Stock Options 2	$-	$-	$-	$-	$-	$-	$39,500
Restricted Stock Units 2	$-	$-	$-	$-	$-	$-	$144,222
Performance Based Equity
Awards 3	$151,450	$-	$-	$-	$-	$-	$151,450
Health Care Benefits	$10,915	$10,915	$-	$-	$-	$-	$29,107
Pension Benefits	$-	$-	$-	$-	$-	$-	$-
Savings Plan Benefits	$-	$-	$-	$-	$-	$-	$22,050
Life Insurance
Proceeds/Disability Benefits	$-	$-	$-	$-	$-	$-	$1,428
Tax Gross-Up 4	$-	$-	$-	$-	$-	$-	$816,447
Total	436,115	284,665	-	-	-	-	$3,190,894

1	Estimate assumes that Mr. Sargen’s employment is terminated on December 31, 2011, and that he is entitled to a 12 month pro rata bonus.
2	The present value of unvested stock option shares and restricted stock units is calculated using the closing price of Cambrex stock on December 31, 2010.
3
If terminated other than for cause, the vesting of Mr. Sargen’s cash based performance shares would accelerate, and he would be entitled to a prorated payment. The cash based performance share amount is calculated based on a target of 29,294 shares at the closing price of Cambrex stock on December 31, 2010.

4	Tax gross-up does not factor in any valuation for covenant not to compete.

Paolo Russolo 1

Payments & Benefits	Involuntary Termination Not for Cause	Voluntary Termination For Good Reason	Termination for Cause	Termination Upon Death	Termination Upon Disability	Retirement	Termination After Change of Control

Cash Severance	$-	$-	$-	$-	$-	$-	$1,414,504
Pro Rata Bonus 2	$-	$-	$-	$-	$-	$-	$362,284
Stock Options 3	$-	$-	$-	$-	$-	$-	$19,375
Restricted Stock Units 3	$-	$-	$-	$-	$-	$-	$135,650
Health Care Benefits	$-	$-	$-	$-	$-	$-	$17,248
Other Perquisites 4	$-	$-	$-	$-	$-	$-	$68,710
Total	$-	$-	$-	$-	$-	$-	$2,017,772

1	Estimate assumes that Mr. Russolo’s employment is terminated on December 31, 2011, and that he is entitled to a 12 month pro rata bonus.
2	Amount does not take into account updated average exchange rate for 2010
3	The present value of unvested stock option shares and restricted stock units is calculated using the closing price of Cambrex stock on December 31, 2010.
4	Amount reflects the value for 24 months of auto and phone benefits.

Steven M. Klosk1

Payments & Benefits	Involuntary Termination Not for Cause	Voluntary Termination For Good Reason	Termination for Cause	Termination Upon Death	Termination Upon Disability	Retirement	Termination After Change of Control

Cash Severance	$-	$-	$-	$-	$-	$-	$-
Pro Rata Bonus	$-	$-	$-	$-	$-	$-	$-
Stock Options	$-	$-	$-	$-	$-	$-	$-
Restricted Stock Units	$-	$-	$-	$-	$-	$-	$-
Performance Based
Equity Awards 2	$318,386	$-	$-	$-	$-	$-	$318,386
Health Care Benefits	$-	$-	$-	$-	$-	$-	$-
Pension Benefits	$-	$-	$-	$-	$-	$-	$-
Nonqualified Deferred
Compensation	$-	$-	$-	$-	$-	$-	$-
Total	$318,386	$-	$-	$-	$-	$-	$318,386

1	In May of 2008, Mr. Klosk entered into an agreement with Cambrex to retire his Change of Control Agreement. Mr. Klosk is no longer covered by any employment agreement or change of control agreement.
2
If terminated other than for cause, the vesting of Mr. Klosk’s performance shares and his cash based performance shares would accelerate, and he would be entitled to a pro-rated payment. This performance share amount is calculated based on a partially vested target award of 55,900 shares at the closing price of Cambrex stock on December 31, 2010. The cash based performance share amount is calculated based on a target of 50,000 shares at the closing price of Cambrex stock on December 31, 2010.

Appointment of Chief Operating Officer

Effective January 17, 2011, Mr. Shawn P. Cavanagh was appointed Executive Vice President and Chief Operating Officer as previously reported on a Form 8-K filed with the Securities and Exchange Commission on January 13, 2011.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

On February 2, 2010, the Board approved the following Non-Employee Director Compensation Program. The Company will pay each non-employee director of the Company, except the Non-Executive Chairman, an annual retainer fee of $30,000. The Chairperson of the Audit Committee will receive an additional annual retainer fee of $6,000 and the Chairpersons of the Compensation, Governance and Regulatory Affairs Committees will receive an additional annual retainer fee of $2,000. In addition, as approved by the Board in 2005, the Company will pay each non-employee director of the Company except the Non-Executive Chairman (i) $1,000 for each telephonic Board and Committee meeting attended, except that the Chairpersons of the Committees will each receive $1,500 for each telephonic Committee meeting chaired; and (ii) $1,500 for each in-person Board and Committee meeting attended, except that the Chairpersons of the Committees will each receive $2,000 for each in-person Committee meeting chaired. The fiscal year 2010 compensation for non-employee directors consisted of an annual retainer of $30,000 and the Chair of the Audit Committee received a further annual retainer of $6,000 and the Chairpersons of the Compensation, Governance and Regulatory Affairs Committees received a further annual retainer of $2,000. In addition, each non-employee director of the Company except the Non-Executive Chairman (i) received $1,000 for each telephonic Board and Committee meeting attended, except that the Chairperson of the Compensation, Audit, Regulatory Affairs and Governance Committees received $1,500 for each telephonic Committee meeting chaired; and (ii) received $1,500 for each in-person Board and Committee meeting attended, except that the Chairperson of the Compensation, Audit, Regulatory Affairs and Governance Committees received $2,000 for each in-person Committee meeting chaired. Effective July 1, 2008, Mr. Miller was appointed Non-Executive Chairman of the Board of Directors and receives $200,000 per year in compensation in that capacity. Mr. Miller, as Non-Executive Chairman of the Board of Directors, received $200,000 in compensation for 2010. Mr. Miller does not receive any separate Board or committee meeting fees. Directors also receive reimbursement for expenses incurred in connection with meeting attendance. Employees of the Company who are also directors will not receive any separate fees for acting as directors.

On February 2, 2010, the Board approved a revision to the Directors’ Equity Program whereby, effective in 2010, on the first business day following the Annual Meeting of Shareholders, each non-employee director shall receive an annual award of restricted stock units (currently granted out of the 2009 Long-Term Incentive Plan) equivalent in value to Twenty Thousand Dollars ($20,000), such number of restricted stock units to be determined by dividing the sum of Twenty Thousand Dollars ($20,000) by the average of the highest and lowest reported sales prices of the Company’s stock as reported on the NYSE or other principal exchange on which the common stock is then listed on the date of the award, provided that such restricted stock units shall neither vest nor be available for sale until a period of six (6) months from the date of grant. The Program prior to this revision provided for an annual grant of $16,000 in four equal quarterly installments.

The amount of cash retainer, meeting fees and Chair fees each non-employee Board member earned during fiscal year 2010 are summarized in the table below.

Name	Fees Earned ($)		RSU Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change In Pension Value and Nonqualified Deferred Compensaion	All Other Compensation ($)	Total ($)

David R. Bethune	$51,500		$20,000.03				$71,500.03

Rosina B. Dixon	$58,000		$20,000.03				$78,000.03

Kathryn Rudie Harrigan	$48,000		$20,000.03				$68,000.03

Leon J. Hendrix, Jr.	$55,000	1	$20,000.03				$75,000.03

Ilan Kaufthal	$43,000		$20,000.03				$63,000.03

William B. Korb	$55,000	1	$20,000.03				$75,000.03

John R. Miller	$200,000		$20,000.03				$220,000.03

Peter G.Tombros	$54,500		$20,000.03				$74,500.03

1	The two directors above have elected to defer their cash remuneration for the year 2010.

Under the Non-Employee Directors’ Deferred Compensation Plan (the “Deferred Compensation Plan”) each non-employee director may make an election to defer some or all of his or her cash remuneration for that year. Under the Deferred Compensation Plan, an unfunded deferred compensation bookkeeping account is established for each director who elects to defer cash remuneration otherwise payable during the year. Upon the director ceasing to be a director for any reason, the balance of such director’s deferred account shall be payable in accordance with the director’s election made pursuant to the Deferred Compensation Plan.

Director Stock Ownership Guidelines

On January 27, 2011, the Board revised its stock ownership policy for directors. Under the policy, directors are expected to acquire and hold Company stock equal in value to at least three times the annual retainer for directors, by the later of January 27, 2014, or three years from a director’s election to the Board. The Company believes that this ownership policy further aligns director and stockholder interest and thereby promotes the objective of increasing stockholder value.

PROPOSAL NO. 2
ADVISORY VOTE ON THE COMPENSATION
OF THE NAMED EXECUTIVE OFFICERS

Shareholders have an opportunity to cast an advisory vote on the compensation paid to our named executive officers, as disclosed in this Proxy Statement. This proposal, commonly known as a “Say on Pay” proposal, gives shareholders the opportunity to either approve, reject or abstain from voting with respect to such compensation.

As discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement, the primary objectives of our executive compensation program are (i) to attract and retain qualified executives with the requisite skills and abilities to enable us to achieve our corporate goals, and (ii) to align the interests of executives with those of shareholders by rewarding executives for the Company’s achievement of its goals and increased shareholder value. While we believe that the Compensation Committee is in the best position to determine whether the Company’s executive compensation program is appropriately tailored to meet these objectives, we appreciate and value our shareholders’ views. Your advisory vote will serve as an additional tool for the Compensation Committee in assessing the Company’s executive compensation program.

The Board recommends a vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s 2011 Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions of the Company, the Board or the Compensation Committee; it will not create or imply any change to the fiduciary duties of, or create or imply any additional fiduciary duties for, the Company, the Board or the Compensation Committee; and it will not restrict or limit the ability of shareholders to make proposals for inclusion in proxy materials related to executive compensation. Consistent with our commitment to high standards of corporate governance, the Compensation Committee will take into account the outcome of the vote when considering future compensation arrangements for our Named Executive Officers.

This non-binding, advisory proposal requires the affirmative vote of holders of a majority of the votes cast at the meeting. Abstentions and broker non-votes will have no effect on this vote.

The Board recommends a vote “FOR” approval on an advisory basis, of the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement.

PROPOSAL NO. 3
ADVISORY VOTE ON THE FREQUENCY OF
SHAREHOLDER VOTES ON EXECUTIVE COMPENSATION

Shareholders have an opportunity to cast an advisory vote of their preference as to how frequently we should seek future advisory votes on the compensation of our Named Executive Officers, as disclosed in accordance with SEC rules. Shareholders may vote at this Annual Meeting whether they prefer that we conduct future advisory votes on executive compensation every one, two or three years, or shareholders may abstain from voting on this proposal. The advisory vote is non-binding, but the Board will take into account the outcome of the vote when making future decisions about how often the Company conducts an advisory shareholder vote on its executive compensation.

Our Board has determined that an advisory vote on executive compensation every three years, or a triennial vote, is the best approach for the Company based on a number of considerations, including the following:

•
A significant portion of the Company’s executive compensation program is designed to reward performance over a multiyear period. Say on Pay votes should occur over a similar time frame and correlate with longer term business planning cycles. An annual vote on pay practices would tend to shift the focus to short term financial results that may not be in the interest of long-term value creation for stockholders.

•	The Company’s compensation program ties a substantial portion of the compensation provided to the Named Executive Officers to long-term equity based incentive awards.

•
The Company’s compensation philosophy has been consistently applied for an extended period, and the compensation program does not typically change materially from year-to-year. Our compensation program includes an appropriate mix of short-term and long-term incentives evaluated against a peer group of companies with a general objective of providing compensation at the median of the peer group.

•	The triennial vote will give the Company’s shareholders the opportunity to fully assess the appropriateness of the long-term compensation strategies with the hindsight of three years of performance.

•
A three-year vote cycle allows sufficient time for the Compensation Committee to review and respond to stockholders’ views on executive compensation and to implement changes, if necessary, to the executive compensation program.

•
A triennial vote provides stockholders with sufficient time to evaluate, in a more thoughtful and informed manner, the effectiveness of both short-term and long-term compensation strategies and related business outcomes.

•
Other mechanisms, such as requirements for stockholder approval of employee stock plans and other compensation related matters and the annual election of Compensation Committee members, allow stockholders to provide input on an ongoing basis, including in years when say on pay votes do not occur.

While, for the reasons set forth above, the Board recommends a vote in favor of holding a shareholder advisory vote on executive compensation every three years, the shareholders are not voting to approve or disapprove of the Board’s recommendation. Rather, shareholders are being provided with the opportunity to cast an advisory vote, via the enclosed proxy card, by selecting the option for one year, two years, or three years (or abstain) when voting on the following resolution:

“RESOLVED, that the shareholders determine, on an advisory basis, whether the preferred frequency of an advisory vote on the executive compensation of the Company’s Named Executive Officers as set forth in the Company’s proxy statement should be every year, every two years, or every three years.”

As an advisory vote, this proposal is not binding on the Company. However, the Board values the opinions expressed by stockholders in their vote on this proposal, and will consider the outcome of the vote when making a determination as to the frequency of future advisory votes on executive compensation.

This non-binding, advisory proposal requires the affirmative vote of holders of a majority of the votes cast at the meeting. Abstentions and broker non-votes will have no effect on this vote.

Our Board recommends a vote “FOR” approval, on an
advisory basis, of a triennial stockholder vote on executive compensation.

PROPOSAL NO. 4
APPROVAL OF THE 2009 LONG-TERM INCENTIVE PLAN,
AS AMENDED AND RESTATED

Cambrex’s Board believes it is in Cambrex’s best interest to encourage stock ownership by Cambrex’s employees. Accordingly, in 2009, the Board adopted the 2009 Long-Term Incentive Plan, which is referred to herein as the “Incentive Plan”, to provide for the award of equity-based (as well as non-equity based) long-term incentive compensation awards to Cambrex’s employees, officers, directors, consultants or other personal service providers.

The Incentive Plan was initially approved by Cambrex’s stockholders on April 23, 2009. The Incentive Plan has recently been amended and restated by the Board, subject to stockholder approval. The material changes that have been incorporated into the amended and restated Incentive Plan and that are subject to stockholder approval are summarized briefly below:

•
Increase in Share Limits. The number of shares that remain available for issuance under the Incentive Plan after giving effect to all grants through January 31, 2011, is 73,502. At current and projected rates of utilization, without an increase, there will be insufficient shares available to meet the Company’s needs with respect to awards expected to be made in the near term. In light of the importance of the share-based incentive compensation vehicles facilitated by the Incentive Plan, and in order for Cambrex to have a sufficient number of shares available for future grants, the proposed amendment and restatement of the Incentive Plan would increase the aggregate number of shares of Cambrex common stock issuable to participants under the Incentive Plan by 1,000,000, to a total of 2,000,000. The amendment and restatement of the Incentive Plan would also increase the aggregate number of shares that can be issued under full-value awards (e.g., restricted stock, restricted stock units and stock awards) by 300,000, to a total of 600,000.

•
Compensation Recapture Provision. A provision has been added to the Incentive Plan providing that if a participant receives incentive-based compensation pursuant to an award based on financial statements that are subsequently required to be restated in a way that would decrease the value of such incentive-based compensation, the participant will forfeit and repay to the Company the difference between what the participant received and what the participant should have received based on the accounting restatement, in accordance with the Company’s compensation recovery or “clawback” policy, as may be in effect from time to time, which will be consistent with the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

•
Discretion to Cancel Awards in Connection with a Change in Control. A provision has been added to the Incentive Plan that provides the Compensation Committee with the discretion to cancel awards in connection with a Change in Control and to pay to each affected participant an amount in cash that the Compensation Committee in good faith determines to be the equivalent value of such award.

•
Approval of 162(m) Performance Goals. The stockholders’ approval of the Incentive Plan will constitute re-approval of the performance goals under the Incentive Plan for purposes of the performance-based compensation exception to the $1,000,000 deduction limitation under Section 162(m) of the Internal Revenue Code. These performance goals, described below under the heading, “Performance Awards,” have not been amended in this restatement of the Incentive Plan.

The following is a summary of the material terms of the Incentive Plan (incorporating the proposed amendments). This summary is qualified by reference to the full text of the Incentive Plan, which is attached hereto as Exhibit 1. In the event that the amendment and restatement of the Incentive Plan is not approved by Cambrex’s stockholders, the Incentive Plan will continue in accordance with the terms as in effect prior to the amendment and restatement.

Description of the Incentive Plan

Purpose. The purpose of the Incentive Plan is to further align the interests of Cambrex’s employees, officers, directors, consultants, advisors and other personal service providers with those of the stockholders by providing incentive compensation opportunities tied to the performance of Common Stock and by promoting increased ownership of Common Stock by such individuals. The Incentive Plan is also intended to advance Cambrex’s interests and those of Cambrex’s stockholders by helping to attract, retain and motivate personnel upon whose judgment, initiative and effort the successful conduct of the Company’s business is largely dependent.

Reservation of Shares. Subject to stockholder approval at the 2011 Annual Meeting, and subject to adjustments as described below, the maximum aggregate number of shares of Common Stock that may be issued pursuant to awards granted under the Incentive Plan will be 2,000,000 (inclusive of shares subject to outstanding awards). However, no more than 600,000 shares of Common Stock shall be issued during the term of the Incentive Plan pursuant to restricted stock awards, restricted stock units, performance awards and stock awards, in the aggregate. Any shares of Common Stock delivered under the Incentive Plan shall consist of authorized and unissued shares, or treasury shares. To the extent that an award is canceled, expired, forfeited, surrendered, settled in cash or otherwise terminated without delivery of the shares to the participant, in whole or in part, the shares of Common Stock retained by or returned to the Company will not be deemed to have been delivered under the Incentive Plan, and will be available for future awards under the Incentive Plan.

In the event of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split, or other distribution with respect to Common Stock, or any merger, reorganization, consolidation, combination, spin–off or other similar corporate change, or any other change affecting Common Stock, appropriate and equitable adjustments shall be made to the number and kind of shares of Common Stock available for grant, as well as to other maximum limitations under the Incentive Plan, and the number and kind of shares of Common Stock or other terms of the awards that are affected by the event. Further, in the event of a “change in control” (as defined in the Incentive Plan), the Compensation Committee, in its discretion, may provide for the cancellation of each award immediately prior to such change in control and to pay to each affected participant an amount that the Compensation Committee in good faith determines to be the equivalent value of such award (e.g., in the case of a stock option or stock appreciation right, the amount of the “in-the-money” value).

As of December 31, 2010, the aggregate number of shares of Common Stock that remained available under all equity compensation plans of the Company was 153,502, consisting of 0 shares under the Company’s 2000 Performance Stock Option Plan, 20,000 shares under the Company’s 2001 Performance Stock Option Plan, 3,250 shares under the Company’s 2003 Performance Stock Option Plan, 3,570 shares under the Company’s 2004 Incentive Plan, and 126,682 shares under the Incentive Plan (excluding the additional shares that are the subject of this proposal). The weighted average remaining term of exercise for stock options that were outstanding as of December 31, 2010, under all equity compensation plans of the Company was 4.64 years.

Administration. The Incentive Plan is administered by the Compensation Committee, which is comprised of at least two members of the Board who are appointed by the Board to administer the Incentive Plan. The Compensation Committee shall, to the extent deemed necessary by the Board, be constituted so each committee member will satisfy the requirements for (i) an “independent director” as defined by the New York Stock Exchange, (ii) a “non–employee director” for purposes of Rule 16b–3 under the Securities Exchange Act of 1934 and (iii) an “outside director” under Section 162(m) of the Code. Subject to the limitations set forth in the Incentive Plan, the Compensation Committee has the authority to determine the persons to whom awards are to be granted, prescribe the restrictions, terms and conditions of all awards, interpret the Incentive Plan, adopt rules for the administration, interpretation and application of the Incentive Plan.

Eligibility. Awards under the Incentive Plan may be granted to any employees, directors, consultants or other personal service providers of Cambrex. As of March 15, 2011, in addition to the 8 non-employee directors, the Company had 828 employees eligible to receive grants under the Incentive Plan. While the number of eligible service providers other than employees and directors is not determinable, to date, no such persons have received any awards under the Incentive Plan.

Stock Options. Stock options granted under the Incentive Plan may be issued as either incentive stock options, within the meaning of Section 422 of the Code, or as nonqualified stock options. The exercise price of an option will be not less than 100% of the fair market value of a share of Common Stock on the date of the grant of the option, or such higher amount as determined by the Compensation Committee. The Compensation Committee will determine the vesting and/or exercisability requirements and the term of exercise of each option, including the effect of termination of service of a participant or a change in control. The vesting requirements may be based on the continued employment or service of the participant for a specified time period or on the attainment of specified business performance goals established by the Compensation Committee. The maximum term of an option will be ten years from the date of grant. In the case of incentive stock options, for purposes of Section 422 of the Code, the maximum value of shares of Common Stock (determined at the time of grant) that may be subject to incentive stock options that become exercisable by an employee in any one year is limited to $100,000. Subject to adjustments as described above, the maximum number of shares of Common Stock that may be covered under options granted under the Incentive Plan to any participant in any calendar year is 250,000 shares of Common Stock.

To exercise an option, the participant must pay the exercise price, subject to specified conditions, (i) in cash, (ii) in shares of Common Stock, (iii) through an open–market broker–assisted transaction, (iv) by combination of any of the above methods, or (v) by such other method approved by the Compensation Committee, and must pay any required tax withholding amounts. All options are nontransferable except upon death by the participant’s will or the laws of descent and distribution or, in the case of nonqualified options, to a participant’s “family member” (as defined for purposes of the Form S–8 registration statement under the Securities Act of 1933), or as otherwise permitted by the Compensation Committee, in each case as may be approved by the Compensation Committee in its discretion at the time of the proposed transfer. Without the prior approval of Cambrex’s stockholders, the Incentive Plan prohibits the “repricing” of stock options.

Stock Appreciation Rights. A stock appreciation right may be granted either in tandem with an option or without a related option. A stock appreciation right entitles the participant, upon settlement or exercise, to receive a payment based on the excess of the fair market value of a share of Common Stock on the date of settlement or exercise over the base price of the right, multiplied by the number of shares of Common Stock as to which the right is being settled or exercised. Stock appreciation rights may be granted on a basis that allows for the exercise of the right by the participant or that provides for the automatic payment of the right upon a specified date or event. The base price of a stock appreciation right may not be less than the fair market value of a share of Common Stock on the date of grant. The Compensation Committee will determine the vesting requirements and the term of exercise of each stock appreciation right, including the effect of termination of service of a participant or a change in control. The vesting requirements may be based on the continued employment or service of the participant for a specified time period or on the attainment of specified business performance goals established by the Compensation Committee. The maximum term of a stock appreciation right will be ten years from the date of grant. Subject to adjustments as described above, the maximum number of shares of Common Stock that may be subject to stock appreciation rights granted under the Incentive Plan to any participant during any calendar year is 100,000 shares of Common Stock. Stock appreciation rights may be payable in cash or in shares of Common Stock or in a combination of both. Without the prior approval of Cambrex’s stockholders, the Incentive Plan prohibits the “repricing” of stock appreciation rights.

Restricted Stock Awards. A restricted stock award represents shares of Common Stock that are issued subject to restrictions on transfer and vesting requirements. The vesting requirements may be based on the continued service of the participant for a specified time period or on the attainment of specified performance goals established by the Compensation Committee, and vesting may be accelerated in certain circumstances such as a change in control, as determined by the Compensation Committee. Subject to the transfer restrictions and vesting requirements of the award, the participant will have the rights of a Cambrex stockholder, including all voting and dividend rights, during the restriction period. Subject to adjustments as described above, the maximum number of shares of Common Stock that may be subject to restricted stock awards granted under the Incentive Plan to any participant during any calendar year is 100,000 shares of Common Stock.

Restricted Stock Units. An award of restricted stock units provides the participant the right to receive a payment based on the value of a share of Common Stock. Restricted stock units may be subject to vesting requirements, restrictions and conditions to payment. Such requirements may be based on the continued service of the participant for a specified time period or on the attainment of specified performance goals established by the Compensation Committee, and may be accelerated in certain circumstances such as a change in control, as determined by the Compensation Committee. A restricted stock unit award shall become payable to a participant at the time or times determined by the Compensation Committee and set forth in the award agreement, which may be upon or following the vesting of the award. Restricted stock unit awards are payable in cash or in shares of Common Stock or in a combination of both. Restricted stock units may also be granted together with related dividend equivalent rights. Subject to adjustments as described above, the maximum number of shares of Common Stock that may be subject to stock units granted under the Incentive Plan to any participant during any calendar year is 100,000 shares of Common Stock.

Stock Awards. A stock award represents shares of Common Stock that are issued free of restrictions on transfer and free of forfeiture conditions and to which the participant is entitled all incidents of ownership. A stock award may be granted for past services, in lieu of bonus or other cash compensation, directors’ fees or for any other valid purpose as determined by the Compensation Committee. The Compensation Committee will determine the terms and conditions of stock awards, and such stock awards may be made without vesting requirements. Upon the issuance of shares of Common Stock under a stock award, the participant shall have all rights of a stockholder with respect to such shares of Common Stock, including the right to vote the shares and receive all dividends and other distributions on the shares. Subject to adjustments as described above, the maximum number of shares of Common Stock that may be subject to stock awards granted under the Incentive Plan to any participant during any calendar year is 100,000 shares of Common Stock.

Performance Awards. A performance award is denominated in a cash amount (rather than in shares) and is payable based on the attainment of specified levels of attainment of performance goals established by the Compensation Committee, including, if applicable, specified threshold, target and maximum performance levels. The requirements for vesting may be also based upon the continued service of the participant during the performance period, and vesting may be accelerated in certain circumstances such as a change in control, as determined by the Compensation Committee. The Incentive Plan provides that if the Compensation Committee discovers that any prior determination as to the achievement of a performance goal was incorrect, then any affected portion of the performance-based award will be forfeited. The maximum amount of cash compensation that may be paid to a participant during any one calendar year under all performance awards is $1 million.

For purposes of performance awards, as well as for any other awards under the Incentive Plan that may be established with performance-based vesting requirements, the Compensation Committee may set performance goals based upon the achievement of Company-wide, departmental, or individual goals, or any other basis determined by the Committee in its discretion. The “performance goals” listed under the Incentive Plan are: (1) net earnings; (2) earnings per share; (3) net debt; (4) sales growth; (5) net income; (6) net operating profit; (7) return measures (including, but not limited to, return on assets, capital, equity or sales); (8) cash flow (including, but not limited to, operating cash flow and free cash flow); (9) earnings before or after taxes, interest, depreciation and/or amortization; (10) share price (including, but not limited to growth measures and total shareholder return); (11) expense targets; (12) customer satisfaction; (13) market share; (14) economic value added; (15) working capital; (16) the formation of joint ventures or the completion of other corporate transactions; and (17) any combination of or a specified increase in any of the foregoing.

For purposes of qualifying grants of performance awards as well as other awards under the Incentive Plan intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Compensation Committee will make such determinations and take such actions as may be necessary to comply with Section 162(m) of the Code. If the Incentive Plan is approved by Cambrex’s stockholders, the Compensation Committee will be able to grant awards that will be exempt from the deduction limits of Section 162(m).

Effect of Change in Control. Unless otherwise provided in an award agreement, in the event of a change in control, (i) any outstanding stock options and stock appreciation rights will become fully vested and immediately exercisable in their entirety, and (ii) any outstanding restricted stock awards, restricted stock units, stock awards and performance awards will become fully vested and payable to the participant. The Compensation Committee may provide in an award agreement for the effect of a change in control upon the occurrence of another event in connection with a change in control (such as termination of employment), or any other consequence of change in control that the Compensation Committee determines is consistent with the Incentive Plan.

Forfeiture. The Compensation Committee may specify in an award agreement that an award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, including termination of service for “cause” (as defined in the Incentive Plan), violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the participant, or other conduct by the participant that is detrimental to the business or reputation of the Company.

Right of Recapture. If within one year after gain is realized by a participant in connection with an award (e.g. exercise of a stock option), either (i) the participant is terminated for cause, or (ii) the participant terminates service for any other reason and the Compensation Committee determines that, while employed, the participant has engaged in an act which would have warranted termination for cause or, after termination, the participant has violated any continuing obligation or duty to the Company, then any such gain shall be paid by the participant to the Company upon notice from the Company. Further, if a participant receives incentive-based compensation pursuant to an award based on financial statements that are subsequently required to be restated in a way that would decrease the value of such incentive-based compensation, the participant will forfeit and repay to the Company the difference between what the participant received and what the participant should have received based on the accounting restatement, in accordance with the Company’s compensation recovery or “clawback” policy, as may be in effect from time to time, which will be consistent with the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Term: Amendment and Termination. The term of the Incentive Plan is ten years from the date of its amendment and restatement by the Board. The Board may amend, modify, suspend or terminate the Incentive Plan at any time, subject to stockholder approval under certain circumstances provided in the Incentive Plan. However, no termination or amendment of the Incentive Plan will adversely affect the rights of a participant under any previously granted award.

Stock Incentive Plan Benefits

During fiscal 2010, stock options and restricted stock units were granted under the 2001 Performance Stock Option Plan, the 2003 Performance Stock Option Plan, and the Long-Term Incentive Plan to Cambrex’s Named Executive Officers as set forth in the table captioned “Grants of Plan–Based Awards”, below. Stock options were granted during the year to Cambrex’s executive officers as a group to purchase 200,000 shares of Common Stock at a weighted average exercise price of $4.38 per share; 88,348 restricted stock units were granted to Cambrex’s executive officers as a group; and 79,294 cash based performance shares were granted to Cambrex’s executive officers as a group. Stock options were granted to Cambrex’s other officers and employees as a group under the 2000 Employee Performance Stock Option Plan to purchase 20,000 shares of Common Stock at a weighted average exercise price of $4.38 per share; and under the 2001 Performance Stock Option Plan to purchase 8,000 shares of Common Stock at a weighted average exercise price of $4.42 per share. Cambrex’s non–employee directors were granted 37,080 restricted stock units as a group under the Incentive Plan for their service during 2010. The terms and number of stock options or other awards to be granted in the future under the Incentive Plan are to be determined in the discretion of the Compensation Committee. Since no such determinations have been made, the benefits or amounts that will be received by or allocated to Cambrex’s executive officers, directors or other eligible employees cannot be determined at this time. As of March 15, 2011, the closing price on the New York Stock Exchange of Common Stock was $4.67 per share.

Grant of Plan-Based Awards Table

The following table contains information concerning each grant of an award made to each of the Named Executive Officers for 2010 under any plan.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards1			Estimated Future Payouts Under Equity Incentive Plan Awards2			All other Stock Awards: Number of Shares of Stock or Units (#)	All other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards3 ($/Sh)	Grant Date Closing Price of Shares Underlying Awards4 ($/Sh)	Grant Date Fair Value of Stock and Option Awards5 ($)
Name		Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Steven M. Klosk			$225,000	$270,000	$900,000
	RSU	02/01/10							29,876		$5.54	$5.47	$165,513
	Stock Options	04/21/10								150,000	$4.38	$4.36	$367,335
	PSA	04/21/10				25,000	50,000	100,000					$219,000
Gregory P. Sargen			$170,838	$205,006	$683,352
	RSU	02/01/10							22,684		$5.54	$5.47	$125,669
	Stock Options	04/21/10								50,000	$4.38	$4.36	$122,445
	PSA	04/21/10				14,647	29,294	58,588					$128,308
F. Michael Zachara			$41,000	$82,000	$164,000
Paolo Russolo			$172,484	$206,981	$689,936
	RSU	02/01/10							19,589		$5.54	$5.47	$108,523
Aldo Magnini			$142,631	$171,157	$570,524
	RSU	02/01/10							16,199		$5.54	$5.47	$89,742

1
Non-Equity Incentive Plan amounts reflect threshold, target and maximum award amounts established for fiscal year 2010. The actual amounts earned for 2010 performance and paid in February of 2011 are reported on the Summary Compensation Table. Information on the performance metrics applicable to these awards under our annual incentive plan is included in the Compensation Discussion and Analysis.

2
Equity Incentive Plan Awards reflects the cash-settled performance share awards (“PSA”) granted to Messrs. Klosk and Sargen on 4/21/10. Details of the performance criteria are included in the Compensation Discussion and Analysis.

3	Option exercise price is calculated as an average of the high and low trading price on the date that the option is awarded.
4
Represents grant date value of stock awards and closing price of shares underlying option grants. The company determines option exercise price using the average of the high and low trading price of the shares on the date the option is awarded.

5
Amounts reflect the aggregate grant date fair value of the awards computed in accordance with FASB Topic 718. The values reflected for Restricted Stock Awards are related to restricted stock units granted in 2010 as part of the 2009 annual incentive award. The value of Mr. Klosk’s performance share award reflected in this table is $219,000, which is the grant date fair value of 50,000 shares and is based on the Company achieving median performance for Sales and EBITDA growth as measured against a peer group. The same performance share award figures for Mr. Sargen are $128,308 and 29,294 shares respectively. See the Long Term Incentive Awards section within the Compensation Discussion & Analysis section of this document for a further explanation of the performance share awards. Stock option awards values are calculated using the Black-Scholes value used to calculate compensation expense. The assumptions for the valuation are set forth in Note 16 of the Company’s financial statements included in the Form 10-K filed with the SEC on February 11, 2011.

U.S. Federal Income Tax Consequences

The following summarizes the United States federal income tax consequences of awards under the Incentive Plan to participants who are subject to United States tax.

Stock Options. An optionee will not generally recognize taxable income upon the grant of a nonqualified stock option to purchase shares of Common Stock. Upon exercise of the option, the optionee will generally recognize ordinary income for federal income tax purposes equal to the excess of the fair market value of the shares of Common Stock over the exercise price. The tax basis of the shares of Common Stock in the hands of the optionee will equal the exercise price paid for the shares of Common Stock plus the amount of ordinary compensation income the optionee recognizes upon exercise of the option, and the holding period for the shares of Common Stock for capital gains purposes will commence on the day the option is exercised. An optionee who sells any of the shares of Common Stock will recognize short–term or long–term capital gain or loss measured by the difference between the tax basis of the shares of Common Stock and the amount realized on the sale. The Company will be entitled to a federal income tax deduction equal to the amount of ordinary compensation income recognized by the optionee. The deduction will be allowed at the same time the optionee recognizes the income.

An optionee will not generally recognize income upon the grant of an incentive stock option to purchase shares of Common Stock and will not generally recognize income upon exercise of the option, provided that the optionee is an employee of Cambrex at all times from the date of grant until three months prior to exercise. If an optionee who has exercised an incentive stock option sells the shares of Common Stock acquired upon exercise more than two years after the grant date and more than one year after exercise, capital gain or loss will be recognized equal to the difference between the sales price and the exercise price. An optionee who sells the shares of Common Stock before the expiration of the foregoing holding periods will generally recognize ordinary income upon the sale, and the Company will be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

Other Awards. The current United States federal income tax consequences of other awards authorized under the Incentive Plan are generally in accordance with the following: (i) stock appreciation rights are generally subject to ordinary income tax at the time of exercise or settlement; (ii) restricted stock is generally subject to ordinary income tax at the time the restrictions lapse, unless the recipient elects to accelerate recognition as of the date of grant; (iii) restricted stock units and performance awards are generally subject to ordinary income tax at the time of payment; and (iv) unrestricted stock awards are generally subject to ordinary income tax at the time of grant. In each of the foregoing cases, the Company will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

Section 162(m). Section 162(m) of the Code generally disallows the corporate tax deduction for certain compensation paid in excess of $1,000,000 annually to each of the Chief Executive Officer and Cambrex’s other most highly paid executive officers. Awards that qualify as “performance–based compensation” are exempt from Section 162(m), thus allowing us the full federal tax deduction otherwise permitted for such compensation.

VOTING

This proposal requires the affirmative vote of a majority of the votes cast at the meeting, provided that the total votes cast on the proposal represents over 50% of all shares of Common Stock entitled to vote on the proposal. Abstentions and broker non-votes will have no effect on this vote.

The Board recommends a vote FOR the approval of the 2009 Long-Term Incentive Plan as amended and restated.

PROPOSAL NO. 5
RATIFICATION OF APPOINTMENT OF AUDITORS

The Board, in accordance with the recommendation of the Audit Committee, has selected BDO to be the Company’s independent registered public accountants for 2011, subject to the ratification of the stockholders.

A representative of BDO is expected to be present at the meeting, will be afforded an opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions.

This proposal requires the affirmative vote of holders of a majority of the votes cast at the meeting.

The Board recommends a vote FOR the ratification of appointment of auditors.

PRINCIPAL ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees billed to Cambrex for each of the fiscal years ended December 31, 2010, and December 31, 2009, by the Company’s independent registered public accounting firm, BDO, for Audit, Audit-Related, Tax and All Other Fees:

	BDO Fees December 31, 2010	BDO Fees December 31, 2009
Audit Fees	$1,140,013	$1,163,401
Audit-Related Fees	8,500	8,500
Tax Fees	-----	14,347
All Other Fees
Totals	$1,148,513	$1,186,248

AUDIT FEES

Aggregate Audit fees billed for professional services rendered by BDO in connection with its audit of the Company’s financial statements were $1,140,013 for fiscal year ended 2010 and $1,163,401 for fiscal year ended 2009. Such fees also include BDO’s internal control review, quarterly reviews and statutory and attestation required pursuant to the Sarbanes-Oxley Act and the securities regulations.

AUDIT-RELATED FEES

Aggregate Audit-Related fees billed for professional services rendered by BDO in connection with assurance and related services reasonably related to the audit and review of the Company’s financial statements were $8,500 each year for fiscal years ended 2010 and 2009 for agreed upon procedures.

TAX FEES

Aggregate tax fees billed for professional services rendered by BDO in connection with assurance and related services were zero for fiscal year ended 2010 and $14,347 for fiscal year ended 2009.

ALL OTHER FEES

BDO did not perform any services classified as All Other Fees during the fiscal years ended 2010 and 2009 and there were no billings for such services.

Audit Committee Pre-Approval Policy

In fiscal year 2003, the Audit Committee established a policy for pre-approval of all audit and permissible non-audit services performed by the independent registered public accountants (“Policy”). Under the Policy, the Audit Committee will approve the following Audit and Audit-Related Services prior to each engagement, along with a fee amount: (i) domestic quarterly reviews and the annual financial statement audit; (ii) statutory or financial audits for international subsidiaries or affiliates of the Company; (iii) the attestation engagement for the independent registered public accountants’ report on Management’s assertion on internal controls for financial reporting; (iv) financial audits of employee benefit plans; and (v) due diligence services pertaining to potential business acquisitions and dispositions. On an annual basis, the Audit Committee will pre-approve a blanket amount to authorize the following Audit and Audit-Related Services: (i) consultations related to accounting, financial reporting or disclosure matters; (ii) assistance with understanding and implementing new accounting and financial reporting guidance; and (iii) assistance with internal control reporting requirements and also Permissible Non-Audit Services, including tax services. Further, management will provide a quarterly update to the Committee detailing actual spending by quarter and year-to-date for any services rendered under such pre-approval. Under the Policy, the Audit Committee has delegated pre-approval authority to the Committee Chairperson for permissible services and fees up to a maximum of $25,000. The Committee Chairperson will report to the entire Audit Committee any services and fees approved pursuant to such delegation of authority.

During fiscal year 2010, all services rendered were approved pursuant to the Policy. Further, during fiscal years 2010 and 2009, there were no services performed or fees incurred by BDO where pre-approval was waived pursuant to the statutory de minimis exception.

The Audit Committee has reviewed the billings by BDO and has determined that they do not affect the auditor’s independence.

STOCKHOLDER PROPOSALS FOR 2012

To be eligible for inclusion in the Company’s Proxy Statement for the 2012 Annual Meeting, stockholder proposals must be received by the Company’s Secretary no later than the close of business on November 26, 2011. Proposals must satisfy certain eligibility requirements established by the Securities and Exchange Commission.

Under the Company’s By-Laws, any stockholder wishing to present a nomination for the office of director before the 2012 Annual Meeting for a vote must give notice to the Company on or prior to January 30, 2012; any stockholder wishing to bring a proposal or other business before the 2012 Annual Meeting for a vote must give the Company not less than 60 days nor more than 90 days advance notice (provided that in the event that less than 70 days notice or prior public disclosure of the date of the 2012 Annual Meeting is given or made to stockholders, notice must be received not later than the close of business on the 10th day following the date on which such notice of the date of the 2012 Annual Meeting was mailed or such public disclosure was made) prior to the date of the 2012 Annual Meeting (which date has not yet been determined by the Company), and that both such notices must meet certain other requirements as stated in the Company’s By-Laws. Any stockholder interested in making such a nomination or proposal should request a copy of such By-law provisions from the Secretary of Cambrex Corporation. If the Company does not receive notice of a stockholders proposal within this time frame, the individuals named in the proxies solicited by the Board for that meeting may exercise discretionary voting power with respect to that proposal.

MULTIPLE STOCKHOLDERS WITH THE SAME ADDRESS

We have adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, we are delivering only one copy of the proxy statement and annual report to multiple stockholders who share the same address and have the same last name, unless we have received contrary instructions from an affected stockholder. This procedure reduces our printing costs, mailing costs and fees.

We will deliver promptly upon written or oral request a separate copy of the proxy statement and annual report to any stockholder at a shared address to which a single copy of these materials were delivered. To receive a separate copy of these materials, you may contact Investor Relations at 201-804-3000.

If you are a holder of our Common Stock as of the record date and would like to revoke your householding consent and receive a separate copy of the proxy statement and the annual report in the future, please contact your Bank, Broker or other holder of record. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

Any stockholders of record sharing the same address and currently receiving multiple copies of the annual report and the proxy statement, who wish to receive only one copy of these materials per household in the future, may contact Investor Relations at the number listed above to participate in the householding program.

A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

By Order of the Board of Directors. F. Michael Zachara, Secretary

UPON WRITTEN REQUEST THE COMPANY WILL PROVIDE TO EACH STOCKHOLDER, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR 2010. REQUESTS SHOULD BE DIRECTED TO MR. GREGORY SARGEN, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, CAMBREX CORPORATION, ONE MEADOWLANDS PLAZA, EAST RUTHERFORD, NJ 07073. SUCH REPORT WILL BE FURNISHED WITHOUT EXHIBITS. COPIES OF THE EXHIBITS TO SUCH ANNUAL REPORT WILL BE FURNISHED TO REQUESTING STOCKHOLDERS UPON PAYMENT OF THE COMPANY’S REASONABLE EXPENSES IN FURNISHING THE SAME.

IN ADDITION, THIS PROXY STATEMENT IS AVAILABLE ONLINE AT: http://ir.cambrex.com/phoenix.zhtml?c=80683&p=irol-proxy

ANNUAL MEETING OF STOCKHOLDERS OF

CAMBREX CORPORATION

April 28, 2011

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement and Proxy Card
are available at
http://ir.cambrex.com/phoenix.zhtml?c=80683&p=irol-proxy

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

■	00033333333330403300 2	042811

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

		1.	Election of Directors:	FOR	AGAINST	ABSTAIN
			David R. Bethune	☐	☐	☐

			Rosina B. Dixon	☐	☐	☐

			Kathryn Rudie Harrigan	☐	☐	☐

			Leon J. Hendrix, Jr.	☐	☐	☐

			Ilan Kaufthal	☐	☐	☐

			Steven M. Klosk	☐	☐	☐

			William B. Korb	☐	☐	☐

			John R. Miller	☐	☐	☐

			Peter G. Tombros	☐	☐	☐

		2.	Approve, on an advisory basis, 2010 compensation of the Company's Named Executive Officers.	☐	☐	☐
			1 year	2 year	3 year	ABSTAIN
		3.	Recommend, on an advisory basis, the frequency of future advisory votes on executive compensation. ☐	☐	☐	☐
				FOR	AGAINST	ABSTAIN
		4.	Approval of the 2009 Long-Term Incentive Plan as Amended and Restated.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐	5.	Ratification of the appointment of BDO USA, LLP as independent registered public accountants for 2011.	☐	☐	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

☐	■

CAMBREX CORPORATION

Solicited by Board of Directors for 2011 Annual Meeting of Stockholders

The undersigned stockholder of Cambrex Corporation (the "Company") hereby appoints S.M. Klosk G.P. Sargen and F. M. Zachara, and each of them acting singly and each with power of substitution and resubstitution, attorneys and proxies of the undersigned, with all the powers the undersigned would possess if personally present, to vote the shares of Common Stock of the Company which the undersigned is entitled to vote at the 2011 Annual Meeting of Stockholders of the Company to be held on April 28, 2011 at 1:00 p.m. at the Metropolitan Center, One Meadowlands Plaza, East Rutherford, New Jersey and any adjournment thereof. Without otherwise limiting the general authorization hereby given, said attorneys and proxies are instructed to vote as indicated on the reverse side hereof on the proposals set forth in the Notice of Annual Meeting of Stockholders of the Company and accompanying Proxy Statement, each dated March 25, 2011.

THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE 9 NOMINEES FOR DIRECTOR LISTED IN THE PROXY STATEMENT ACCOMPANYING THE NOTICE OF SAID MEETING (PROPOSAL NO. 1), "FOR" APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT (PROPROSAL NO. 2), "FOR" APPROVAL, ON AN ADVISORY BASIS, OF A TRIENNIAL STOCKHOLDER VOTE ON EXECUTIVE COMPENSATION (PROPOSAL NO. 3), "FOR" THE APPROVAL OF THE 2009 LONG-TERM INCENTIVE PLAN AS AMENDED AND RESTATED (PROPOSAL NO. 4) and "FOR" RATIFICATION OF APPOINTMENT OF AUDITORS (PROPOSAL NO. 5)

(Continued and to be signed on the reverse side)
■	14475	■